UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BlackRock, Inc.

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2017 Proxy Statement

Notice of Annual Meeting

May 25, 2017
New York, New York

BlackRock®

Generating Long-Term

Shareholder Value

BlackRock’s mission is to provide better financial futures for our clients. Our framework for creating long-term shareholder value is directly aligned with that mission.

BlackRock, Inc. (“BlackRock” or the ”Company”) has purposefully built a broad, diverse investment platform, strong technology and risk management capabilities and a global presence, in order to meet clients’ needs in all market environments.

Our diverse platform enables us to generate consistent financial results and invest in our business through market cycles. We believe that continuously investing in our platform to meet clients’ evolving needs will enable us to:

Generate differentiated organic growth (net new asset flows from clients)	Leverage our scale for the benefit of clients and shareholders	Return capital to shareholders on a consistent and predictable basis

This framework was developed in close collaboration with our Board of Directors (the “Board” or the “Board of Directors”), and the Board continues to play an active role in overseeing our broader strategy and in measuring our ability to successfully execute it.

BlackRock is focused on positioning its investment platform and technology capabilities in advance of change. Throughout BlackRock’s history, we have demonstrated an ability to optimize organic growth in the most efficient way possible while prudently returning capital to shareholders. We prioritize investment in our business to drive growth first and then return “excess” cash flow to shareholders. Our capital repatriation strategy is balanced between dividends, where we target a 40-50% payout ratio, and a consistent share repurchase program.

In 2017, we will continue to make investments in BlackRock’s future – to grow our technology footprint, to expand our investment capabilities and to further enhance our talent and global reach. We are continuously driven by a responsibility to create better financial futures for clients and to deliver long-term value for shareholders.

BlackRock, Inc.

55 East 52nd Street

New York, New York, 10055

April 13, 2017

To Our Shareholders:

Thank you for your confidence in BlackRock. It is my pleasure to invite you to our 2017 Annual Meeting, which will be held on May 25, 2017 at the Lotte New York Palace Hotel. As we do each year, we will review our business and financial results for the year, address the voting items in the Proxy Statement and take your questions. Whether you plan to attend the meeting or not, your vote is important and we encourage you to review the enclosed materials and submit your proxy.

In 2016, a year dominated by extraordinary macro and geopolitical uncertainty, BlackRock continued to earn clients’ trust and delivered on each component of our framework for value creation. We generated $202 billion of total net inflows, including long-term net inflows of $181 billion, representing 4% annual organic asset growth. We expanded our operating margin during 2016 while continuing to invest in our business for future growth. And we returned $2.7 billion to shareholders through a combination of dividends and share repurchases. These results highlight the benefits of our differentiated investment, technology and risk management platform and the impact of the strategic investments we’ve made over time to build and evolve our business.

Our diversified business model allows us to manage for the long-term, investing in future growth areas as we adapt to stay ahead of clients’ changing needs. In today’s rapidly evolving environment, investors are looking to BlackRock more than ever before, and the responsibility that we feel for clients has never been greater. We have a responsibility to be a thought and opinion leader for clients. We also have a responsibility to continue to focus on broadening and deepening our investment platform. You can find more detail about BlackRock’s strategy for future growth in my letter to shareholders in this year’s Annual Report.

As both a fiduciary and a public company, we also believe that good corporate governance is critical to maximizing long-term shareholder value. That includes engaging with you, our shareholders, to better understand and address issues that are important to you. We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership, prudent management practices and transparency. We believe that we have implemented such a corporate governance framework, and hope that you will agree as you read the Proxy Statement.

It has always been important that BlackRock’s Board of Directors function as a key strategic partner, challenging our leadership team to be better and more innovative. BlackRock’s Board continues to play an integral role in our growth and success. As BlackRock has evolved, so has our Board’s pursuit of strong corporate governance and standards of excellence, and this year, we’ve included additional information in our Proxy Statement related to the role and evolution of our Board.

Thank you again for your commitment to BlackRock. Our Board of Directors and I look forward to seeing you on May 25, 2017 in New York City.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

Notice of 2017

Annual Meeting

of Shareholders

Annual Meeting of Shareholders

Date:	Thursday, May 25, 2017
Time:	8:00 am EST
Place:	Lotte New York Palace Hotel 455 Madison Avenue New York, New York 10022
Record Date:	March 30, 2017

Agenda and Voting Matters

At or before our Annual Meeting, we ask that you vote on the following items:

Proposal	Board Recommendation	Page Reference
Item 1 Election of Directors	FOR	8
Item 2 Non-Binding Advisory Vote on Compensation for Named Executive Officers	FOR	45
Item 3 Non-Binding Advisory Vote on Frequency of Future Executive Compensation Advisory Votes	ONE YEAR	74
Item 4 Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	75
Item 5 Shareholder Proposal – Proxy Voting Record on Executive Compensation	AGAINST	78
Item 6 Shareholder Proposal – Production of an Annual Report on Certain Trade Association and Lobbying Expenditures	AGAINST	81

How to vote: Your vote is important
Internet	Mail	Telephone	In Person

Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

If your shares are held in the name of a broker, bank or other nominee: Follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name:
Call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears
on your proxy.

You may attend the Annual Meeting and vote by ballot. Your admission ticket to the Annual Meeting is either attached to your proxy card or is in the email by which you received your Proxy Statement.

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies to each shareholder. By doing so, we save costs and reduce our impact on the environment.

Beginning on April 13, 2017, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions about how to access our proxy materials and vote online. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

Your vote is important and we encourage you to vote promptly whether or not you plan to attend the 2017 Annual Meeting of Shareholders of BlackRock, Inc.

By Order of the Board of Directors,

R. Andrew Dickson III Corporate Secretary April 13, 2017	BlackRock, Inc. 55 East 52nd Street New York, New York 10055

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Shareholders to be held on Thursday, May 25, 2017: Our Proxy Statement and 2016 Annual Report are available free of charge on our website at www.blackrock.com/corporate/en-us/investor-relations.

Proxy Summary

This summary gives you an overview of selected information in this year’s proxy statement. We encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Shareholders

Date:	Thursday, May 25, 2017
Time:	8:00 am EST
Location:	Lotte New York Palace Hotel, 455 Madison Avenue, New York, New York 10022
Record Date:	March 30, 2017

Voting Matters

Shareholders will be asked to vote on the following matters at the Annual Meeting:

Board Recommendation
ITEM 1. Election of Directors The Board believes that the director nominees have the knowledge, experience, skills and backgrounds necessary to contribute to an effective and well-functioning Board.	Vote FOR each director nominee

ITEM 2. Non-Binding Advisory Vote on Compensation for Named Executive Officers

BlackRock seeks a non-binding advisory vote from its shareholders to approve the compensation of the named executive officers (“NEOs”) as disclosed and discussed in this Proxy Statement. The Board values the opinions of our shareholders and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Vote FOR

ITEM 3. Non-Binding Advisory Vote on Frequency of Future Executive Compensation Advisory Votes

BlackRock seeks a non-binding advisory vote from its shareholders to recommend the frequency of future executive compensation advisory votes for the NEOs. The Board values the opinions of our shareholders and will take into account the outcome of this advisory vote when considering the frequency with which advisory votes are sought.

Vote ONE YEAR

ITEM 4. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP to serve as BlackRock’s independent registered public accounting firm for the 2017 fiscal year and this appointment is being submitted to our shareholders for ratification. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as BlackRock’s independent auditors is in the best interests of the Company and its shareholders.

Vote FOR

ITEM 5. Shareholder Proposal – Proxy Voting Record on Executive Compensation

The Board believes that the actions requested by the proponent are unnecessary and not in the best interest of our shareholders.

Vote AGAINST

ITEM 6. Shareholder Proposal – Production of an Annual Report on Certain Trade Association

and Lobbying Expenditures

The Board believes that the actions requested by the proponent are unnecessary and not in the best interest of our shareholders.

Vote AGAINST

BLACKROCK, INC. 2017 PROXY STATEMENT    1

Proxy Summary ● Board Composition

What’s New? Updates to our Proxy Statement this year

We have updated our Proxy Statement this year to help our shareholders better understand our Company’s governance and compensation practices. We believe a broader understanding of our Company and our perspective on governance will be beneficial to you as you consider many of the matters on which we are asking you to vote.

In this year’s Proxy Statement you will find new content and a new format to help facilitate your understanding of key corporate governance metrics and executive compensation policies. In addition, this year’s Proxy Statement includes a discussion of recent changes to our governance policies, including the adoption of our new Lead Independent Director Guidelines as well as enhanced disclosure on Board and executive succession and compensation.

Board Composition

18 director nominees

The Nominating and Governance Committee (the “Governance Committee”) regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skill sets, experience, backgrounds and qualifications that are relevant to BlackRock’s current and future global strategy, business and governance.

Board Tenure

The Board considers length of tenure when reviewing nominees in order to maintain an overall balance of experience, continuity and fresh perspective.

0 - 5 Years:	6 - 10 Years:	11+ Years:	8 years: Average tenure of all director nominees
8 director nominees (44%)	6 director nominees (33%)	4 director nominees (22%)	6 years: Average tenure of independent director nominees

Board Diversity

Current & Former CEOs 13 of 18	Non-U.S. or Dual Citizens 6 of 18	Women 4 of 18

Board Independence and Lead Independent Director

Each year the Board reviews and evaluates our Board leadership structure. The Board has appointed Laurence Fink as its Chairman and Murry Gerber as its Lead Independent Director.

15	of BlackRock’s 18 director nominees are independent

2    BLACKROCK, INC. 2017 PROXY STATEMENT

Proxy Summary ● Our Director Nominees

Our Director Nominees

Nominee	Age at Annual Meeting	Primary Occupation	Director Since	Other Public Co. Boards (within 5 years)	Committee Memberships
Abdlatif Yousef Al-Hamad	79	Director General & Chairman, Arab Fund for Economic and Social Development	2009	0
Mathis Cabiallavetta	72	Former Chairman of UBS, Vice Chairman of Swiss Re Ltd. and Marsh & MacLennan Companies, Inc.	2007	2
Pamela Daley	64	Former Senior Vice President, General Electric Company Corporate Business Development and Senior Advisor to Chairman	2014	3
William S. Demchak	54	Chairman, CEO and President of PNC Financial Services Group, Inc. (“PNC”)	2003	1
Jessica P. Einhorn	69	Former Dean of Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University; former Managing Director, World Bank	2012	1
Laurence D. Fink	64	Chairman and CEO of BlackRock	1998	0
Fabrizio Freda	59	President and CEO of The Estée Lauder Companies Inc.	2012	1
Murry S. Gerber	64	Former Executive Chairman, Chairman and CEO of EQT Corporation	2000	3
James Grosfeld	79	Former Chairman and CEO of Pulte Homes, Inc.	1999	2
Robert S. Kapito	60	President of BlackRock	2006	0
Sir Deryck Maughan	69	Former Senior Advisor, Partner and Managing Director of Kohlberg Kravis Roberts & Co. L.P.	2006	2
Cheryl D. Mills	52	Founder and CEO of BlackIvy Group and former Chief of Staff to Secretary of State Hillary Clinton	2013	0
Gordon M. Nixon	60	Former President, CEO and Director of Royal Bank of Canada	2015	2
Charles H. Robbins	51	CEO and Director of Cisco Systems, Inc.	N/A	1
Ivan G. Seidenberg	70	Former Chairman and CEO of Verizon Communications Inc.	2011	2
Marco Antonio Slim Domit	49	Chairman of Grupo Financiero Inbursa, S.A.B. de C.V.	2011	4
John S. Varley	61	Former CEO of Barclays PLC	2009	2
Susan L. Wagner	55	Former Vice Chairman of BlackRock	2012	2

BLACKROCK, INC. 2017 PROXY STATEMENT    3

Proxy Summary ● Governance Highlights

Governance Highlights

We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership, prudent management practices and transparency.

Highlights of our governance practices include:

•	Annual Election of Directors

•	Majority Voting for Directors in Uncontested Elections

•	Lead Independent Director May Call Special Meetings of Directors Without Management Present

•	Executive Sessions of Independent Directors

•	Annual Board and Committee Evaluations

•	Risk Oversight by Board and Committees

•	Strong Investor Outreach Program

•	Robust Stock Ownership Requirements for Directors and Executives

•	Annual Advisory Approval of Executive Compensation

•	Adoption of Proxy Access

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s Global Executive Committee (“GEC”) members to own and maintain shares with a target value of:

• $10 million for the CEO;	As of December 31, 2016, all NEOs exceeded our stock ownership guidelines.
• $5 million for the President; and
• $2 million for all other GEC members.

Shareholder Engagement and Outreach

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to you. We report back to our Board on this engagement and on specific issues to be addressed.

Executive management, Investor Relations and the Corporate Secretary engage on a regular basis with shareholders to understand their perspectives on a variety of corporate governance matters, including executive compensation, corporate governance policies and corporate sustainability practices. We also communicate with shareholders through a number of routine forums, including quarterly earnings presentations, U.S. Securities and Exchange Commission (“SEC”) filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings and conferences and web communications. We relay shareholder feedback and trends on corporate governance developments to our Board and its Committees and work with them to both enhance our governance practices and improve our disclosures.

4    BLACKROCK, INC. 2017 PROXY STATEMENT

Proxy Summary ● Compensation Policies And Practices

Compensation Policies and Practices

Our commitment to design an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

What We Do

 Review pay and performance alignment;

 Balance short and long-term incentives, cash and equity and fixed and variable pay elements;

 Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results are restated due to the actions of an employee;

 Apply a one-year minimum vesting requirement to awards granted under our stock incentive plan, subject to limited exceptions;

 Maintain robust stock ownership and retention guidelines;

 Maintain a trading policy that:

◾ prohibits executive officers from short selling BlackRock securities;

◾ prohibits executive officers from pledging shares as collateral for a loan (among other items); and

◾ prohibits engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock equity awards.

 Limit perquisites;

 Assess and mitigate risk in compensation plans, as described in “Risk Assessment of Compensation Plans” on page 58;

 Hold an advisory vote on executive compensation on an
annual basis in order to provide shareholders with
a frequent opportunity to give feedback on compensation
programs; and

 Review the independence of the Management Development and Compensation Committee’s (“MDCC”) independent compensation consultant on an annual basis.

What We Don’t Do

 No ongoing employment agreements or guaranteed compensation arrangements with our NEOs;

 No arrangements with our NEOs providing for automatic single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;

  No dividends or dividend equivalents on unearned RS or RSUs; no dividend equivalents on stock options or stock appreciation rights;

 No repricing of stock options;

 No cash buyouts of underwater stock options;

 No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;

 No supplemental retirement benefit arrangements with our NEOs; and

 No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock’s Severance Pay Plan (the “Severance Plan”).

BLACKROCK, INC. 2017 PROXY STATEMENT    5

Proxy Summary ● 2016 Performance Highlights

2016 Performance Highlights1

BlackRock’s 2016 results demonstrated the strength and stability of our diversified, multi-client platform. Full-year results reflected industry-leading organic growth, continued operating margin expansion and consistent capital management. Investment performance results across our active and index strategies as of December 31, 2016 are detailed in Item 1 of our 2016 Form 10-K.

Differentiated Organic Growth

Organic asset growth of 4% in 2016 contributed to positive Organic Revenue growth2:

•	Long-term net inflows of $181 billion reflected positive net inflows across asset classes and benefitted from significant inflows into iShares;

•	Flows contributed to long-term annual organic asset growth of 13% in iShares, 2% in Institutional and (2)% in Retail;

•	BlackRock Solutions achieved 11% revenue growth; and

•	Total revenue declined 2% from 2015 to $11,155 million driven by a decline in performance fees.

Consistent Capital Return

$2.7 billion was returned to shareholders in 2016:

•	Annual dividend of $9.16 per share, reflected an increase of 5% from $8.72 in 2015; and

•	$1.1 billion of outstanding shares were repurchased in 2016, driving a reduction in net share count of 2.5 million shares.

Operating Leverage

Operating income, as adjusted, was flat versus 2015. Continued margin expansion was driven by realizing the benefits of scale and expense discipline:

•	As adjusted operating income of $4,674 million was flat versus 2015, despite a 2% decline in revenue;

•	As adjusted compensation and benefits expense-to-revenue ratio was 34.5%, representing a decrease of 40 basis points (“bps”) from 2015;

•	G&A expense of $1.3 billion was 6% below 2015 levels despite the impact of acquisitions, reflecting expense awareness in a volatile market environment; and

•	Operating Margin, as adjusted, of 43.7% was up 80 bps from 2015.

Earnings Growth

As adjusted diluted earnings per share (“EPS”) of $19.29 declined 2% versus 2015:

•	Despite organic growth, operating margin expansion and share repurchases in 2016, EPS declined versus 2015 due to lower non-operating income and a higher tax rate in 2016.

1	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with generally accepted accounting principles in the United States, please see Annex A.
2	Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s net new business, including net new Aladdin revenue, excluding the subsequent effect of market appreciation/ (depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in the current year.

6    BLACKROCK, INC. 2017 PROXY STATEMENT

Proxy Summary ● Pay-for-Performance Compensation Structure for NEOs

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2016 year-end compensation decisions for individual NEOs by the MDCC.

1	All grants of BlackRock equity (including the portion of the annual incentive awards granted in RSUs and BlackRock Performance Incentive Plan (“BPIP”) awards) are approved by the MDCC under the Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Stock Plan”), which has been previously approved by shareholders. The Stock Plan allows multiple types of awards to be granted.

2	The value of the 2016 long-term incentive BPIP awards and the value of the equity portion of the bonus for 2016 annual incentive awards was converted into RSUs by dividing the award value by $375.22, which represented the average of the high and low prices per share of common stock of BlackRock on January 17, 2017.

3	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy, as detailed on page 54.

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the MDCC determined 2016 total annual compensation outcomes for each NEO, as outlined in the table below.

		2016 Annual Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (“BPIP”)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2015
Laurence D. Fink	$900,000	$8,000,000	$4,150,000	$12,450,000	$25,500,000	-2%
Robert S. Kapito	$750,000	$6,500,000	$3,209,000	$9,626,000	$20,085,000	1%
Robert L. Goldstein	$500,000	$2,850,000	$1,900,000	$2,100,000	$7,350,000	1%
J. Richard Kushel	$500,000	$2,490,000	$1,540,000	$1,970,000	$6,500,000	1%
Gary S. Shedlin	$500,000	$2,350,000	$1,400,000	$1,850,000	$6,100,000	2%

The amounts listed above as “2016 Annual Incentive Award: Deferred Equity“ and “Long-Term Incentive Award (“BPIP”)“ were granted in January 2017 in the form of equity and are separate from the cash award amounts listed above as “2016 Annual Incentive Award: Cash.” In conformance with SEC requirements, the 2016 Summary Compensation Table on page 67 reports equity in the year granted, but cash in the year earned.

BLACKROCK, INC. 2017 PROXY STATEMENT    7

Item 1:

Election of Directors

Laurence D. Fink

Chairman and Chief Executive Officer

Director Nominees

Our Board has nominated 18 directors for election at this year’s Annual Meeting on the recommendation of our Governance Committee. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation, removal or retirement.

We expect each director nominee to be able to serve if elected. If a nominee is unable to serve, proxies will be voted in favor of the remainder of those directors nominated and may be voted for substitute nominees, unless the Board decides to reduce its total size.

All of the nominees have agreed to serve if elected. If all 18 nominees are elected, BlackRock’s Board will consist of 18 directors, 15 of whom, representing approximately 83% of the Board, will be “independent” as defined in the New York Stock Exchange (the “NYSE”) listing standards.

Stockholder Agreement with The PNC Financial Services Group, Inc.

BlackRock’s stockholder agreement with The PNC Financial Services Group, Inc. (the “PNC Stockholder Agreement”) provides, subject to the waiver provisions of the agreement, that BlackRock will use its best efforts to cause the election at each annual meeting of shareholders so that the Board will consist of:

•	no more than 19 directors,

•	not less than two nor more than four directors who will be members of BlackRock management,

•	two directors who will be designated by PNC, and

•	the remaining directors being independent for purposes of the rules of the NYSE and not designated by or on behalf of PNC or any of its affiliates.

PNC has designated one member of the Board, William S. Demchak, Chairman, President and Chief Executive Officer of PNC. PNC has notified BlackRock that for the time being it will not designate a second director to the Board, although it retains the right to do so at any time in accordance with the PNC Stockholder Agreement. PNC has additionally been permitted to invite an observer to attend meetings of the Board as a non-voting guest. The PNC observer is Gregory B. Jordan, the General Counsel and Head of Regulatory and Governmental Affairs of PNC. Laurence D. Fink and Robert S. Kapito are members of BlackRock’s management team and are currently members of the Board. For additional detail on the PNC Stockholder Agreement, see “Certain Relationships and Related Transactions – Stockholder Agreement with PNC” on page 41.

8    BLACKROCK, INC. 2017 PROXY STATEMENT

Item 1: Election of Directors ● Director Nominees

Majority Vote Standard for Election of Directors

Directors are elected by a majority of the votes cast in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Whether an election is contested is determined seven days in advance of when we file our definitive Proxy Statement with the SEC.

Director Resignation Policy

Any incumbent director who fails to receive a majority of votes cast must tender his or her resignation to the Board. The Governance Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board’s decision.

The Board established a mandatory retirement age of 75 years for directors, as reflected in BlackRock’s Corporate Governance Guidelines. When the mandatory retirement age of 75 was adopted, the Board determined that it was in the best interest of the Company to allow directors who had already reached the age of 70 to serve until reaching the age of 80.

Director Nomination Process

The Governance Committee oversees the director nomination process. The Committee leads the Board’s annual review of Board performance and reviews and recommends to the Board BlackRock’s Corporate Governance Guidelines, which include the minimum criteria for membership on the Board. The Governance Committee also assists the Board in identifying individuals qualified to become Board members and recommends to the Board a slate of candidates, which may include both incumbent and new director nominees, to submit for election at each annual meeting of shareholders. The Committee may also recommend that the Board elect new members to the Board to serve until the next annual meeting of shareholders.

Identifying and Evaluating Candidates for Director

The Governance Committee seeks advice on potential director candidates from current directors and executive officers when identifying and evaluating new candidates for director. The Governance Committee also may direct management to engage third-party firms that specialize in identifying director candidates to assist with its search. Shareholders can recommend a candidate for election to the Board by submitting director recommendations to the Governance Committee. For information on the requirements governing shareholder nominations for the election of directors, please see “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders” on page 87.

The Governance Committee then reviews publicly available information regarding each potential director candidate to assess whether the candidate should be considered further. If the Governance Committee determines that the candidate warrants further consideration, the Chairperson (or a person designated by the Governance Committee) will contact the candidate. If the candidate expresses a willingness to be considered and to serve on the Board, the Governance Committee typically requests information from the candidate and reviews the candidate’s accomplishments and qualifications against the criteria described below. The Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the Governance Committee may consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

BLACKROCK, INC. 2017 PROXY STATEMENT    9

Item 1: Election of Directors ● Criteria for Board Membership

Criteria for Board Membership

Director Qualifications and Attributes

The Governance Committee and the Board take into consideration a number of factors and criteria in reviewing candidates for nomination to the Board. The Board believes that at a minimum a candidate must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of BlackRock. Equally important, a director candidate must have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities.

In addition, nominees for director are selected on the basis of experience, diversity, knowledge, skills, expertise, an ability to make independent analytical inquiries, an understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board.

Diversity

Although the Board has not set specific goals for diversity, it believes a diverse mix of knowledge, experience, skills, backgrounds and viewpoints enhances the Board’s capabilities. In reviewing candidates, the Governance Committee takes into consideration a candidate’s professional background, gender, race, national origin and age. The Board addresses whether it has achieved an appropriate level of diversity as part of its consideration of the Board’s composition in its annual self-evaluation process. The Governance Committee periodically reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skill sets, experience, backgrounds and qualifications that are relevant to BlackRock’s current and future global strategy, business and governance.

Our 18 director nominees offer a diverse set of qualifications and perspectives and possess a wealth of leadership and professional experience in areas relevant to BlackRock’s business and strategy. Core qualifications and areas of expertise represented on our Board include:

Senior Executive & Corporate Governance	Public Company & Financial Reporting

18 of 18	12 of 18

Directors bring senior executive experience on matters relating to corporate governance, management, operations and compensation.	Directors have experience in the oversight and reporting of public company financial and operating results.

Global Business	Public Policy & Government/Regulatory Affairs

16 of 18	10 of 18

Directors have extensive global operating expertise.	Directors possess experience in managing governmental and regulatory affairs.

Risk Management & Compliance	Branding & Marketing

13 of 18	6 of 18

Directors have experience in risk management and compliance oversight relevant to corporate and fiduciary responsibilities.	Directors have expertise in brand development, marketing and sales in local markets at a global scale.

Financial Services	Technology

12 of 18	4 of 18

Directors possess in-depth knowledge of the financial services industry.	Directors possess experience in the development of new technology and leading innovation initiatives.

10    BLACKROCK, INC. 2017 PROXY STATEMENT

Item 1: Election of Directors ● Criteria for Board Membership

Board Tenure

To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers length of tenure when reviewing nominees. The average tenure of BlackRock’s director nominees is approximately 8 years, while the average tenure for independent director nominees is 6 years.

Four directors, comprising 22% of the Board, have served more than 10 years and bring a wealth of experience and knowledge concerning BlackRock. Six directors, comprising 33% of the Board, have served between 6 and 10 years.

Following the 2017 Annual Meeting of Shareholders, assuming the nominated directors are elected, there will be eight directors, comprising 44% of the Board, who have joined the Board over the past five years and bring fresh perspective to Board deliberations.

Compliance with Regulatory and Independence Requirements

The Governance Committee takes into consideration regulatory requirements, including competitive restrictions and financial institution interlocks, independence requirements under the NYSE listing standards and our Corporate Governance Guidelines in its review of candidates for the Board and Board Committees. The Governance Committee also considers a candidate’s current and past positions held, including past and present board and committee memberships, as part of its evaluation.

Service on Other Public Company Boards

Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the Company’s shareholders. BlackRock’s Chief Executive Officer does not currently serve on the board of directors of any other public company, and none of our current directors serve on more than four public company boards, including BlackRock’s Board.

Director Candidate Search

Consistent with BlackRock’s age-based retirement policy, at least six of BlackRock’s current directors will retire within the next six years. In order to maintain a Board with an appropriate mix of experience and qualifications, the Chair of the Governance Committee initiated a search for new Board member candidates this past year. Consistent with our long-term strategic goals and the qualifications and attributes described above, early search criteria include significant experience in financial services, the technology sector and consumer branding as well as experience in the Middle East and Asia-Pacific regions. In February of this year, the Governance Committee identified Charles H. Robbins as a candidate with significant leadership and experience in the technology field and recommended him to the Board for consideration. Mr. Robbins was recommended for consideration to the Governance Committee by a third party search firm. On April 5, 2017 the Board voted unanimously to nominate him to join our Board.

Board Recommendation

For this year’s election, the Board has nominated 18 candidates. The Board believes these nominees provide BlackRock with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board. The composition of the current Board reflects a diverse range of skills, qualifications and professional experience that is relevant to our global strategy, business and governance.

The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by each director nominee that led the Board to determine that he or she should serve as director. All director nominee biographical information is as of March 30, 2017.

The Board of Directors recommends shareholders vote “FOR” the election of each of the following 18 director nominees.

BLACKROCK, INC. 2017 PROXY STATEMENT    11

Item 1: Election of Directors ● Director Nominee Biographies

Director Nominee Biographies

Abdlatif Yousef Al-Hamad

Mr. Al-Hamad has served as Director General and Chairman of the board of directors of the Arab Fund for Economic and Social Development since 1985. He was the Minister of Finance and Planning of Kuwait from 1981 to 1983 and prior to that served for 18 years as the Director General of the Kuwait Fund for Arab Economic Development. He is also a member of the Board of the Kuwait Investment Authority. Mr. Al-Hamad chaired the Development Committee Task Force on Multilateral Development Banks and has served on the International Advisory Boards of Morgan Stanley, Marsh & McLennan Companies, Inc., American International Group, Inc. and the National Bank of Kuwait.

Qualifications

Mr. Al-Hamad’s extensive experience in the strategically important Middle East region and his expertise in international finance, economic policy and government relations provide the Board with an experienced outlook on international business strategy and global capital markets.

Other Public Company Directorships (within the past 5 years)

•    None

Mathis Cabiallavetta

Mr. Cabiallavetta has served as a member of the board of directors of Swiss Re Ltd. since 2008 and as the Vice Chairman of its board between 2009 and 2015. Mr. Cabiallavetta retired as Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc. and as Chairman of Marsh & McLennan Companies International in 2008. Prior to joining Marsh & McLennan Companies, Inc. in 1999, Mr. Cabiallavetta was Chairman of the board of directors of Union Bank of Switzerland (UBS A.G.).

Qualifications

As a former leader of Swiss Re Ltd. and Marsh & McLennan Companies, Inc. as well as Union Bank of Switzerland (UBS A.G.), Mr. Cabiallavetta brings executive experience from these large and complex multinational businesses and provides substantial expertise in global capital markets, and as a result he offers unique insights to the Board’s oversight of BlackRock’s global operations and risk management.

Other Public Company Directorships (within the past 5 years)

•    Swiss Re Ltd. (2008 – present) (Vice Chairman from 2009 – April 2015)

•    Philip Morris International Inc. (2002 – 2014)

Age 79 Tenure 8 Years Committees Nominating & Governance Risk Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Global Business Public Policy & Government/Regulatory Affairs Risk Management & Compliance Age 72 Tenure 9 Years Committees Audit Risk Nominating & Governance Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Global Business Financial Services Risk Management & Compliance

12    BLACKROCK, INC. 2017 PROXY STATEMENT

Item 1: Election of Directors ● Director Nominee Biographies

Pamela Daley

Ms. Daley retired from General Electric Company (“GE”) in January 2014, having most recently served as a Senior Advisor to its Chairman from April 2013 to January 2014. Prior to this role, Ms. Daley served as Senior Vice President of GE’s Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Ms. Daley joined GE in 1989 as Tax Counsel. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions. Ms. Daley currently serves as a director of both Patheon N.V. and SecureWorks Corp. Ms. Daley previously served on the board of BG Group, an international oil and gas company traded on the London Stock Exchange until it was acquired by Royal Dutch Shell on February 15, 2016.

Qualifications

With over 35 years of transactional experience and more than 20 years as an executive at GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, transactions, business development and strategy.

Other Public Company Directorships (within the past 5 years)

•    SecureWorks Corp. (2016 – present)

•    Patheon N.V. (2016 – present)

•    BG Group (2014 – February 2016)

William S. Demchak

Mr. Demchak has served as Chairman of the board of directors of PNC since April 2014, as Chief Executive Officer since April 2013 and as President since April 2012. Prior to that, Mr. Demchak held a number of supervisory positions at PNC, including Senior Vice Chairman, Head of Corporate and Institutional Banking and Chief Financial Officer. Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for J.P. Morgan Chase & Co. and additionally held key leadership roles at J.P. Morgan prior to its merger with Chase Manhattan Corporation in 2000.

Qualifications

As the Chairman, President and Chief Executive Officer of PNC, a large, national diversified financial services company providing traditional banking and asset management services, Mr. Demchak brings substantial expertise in financial services, risk management and corporate governance to bear as a member of the Board. Mr. Demchak was designated to serve on the Board by PNC pursuant to the PNC Stockholder Agreement.

Other Public Company Directorships (within the past 5 years)

•    PNC (2013 – present) (Chairman from April 2014 – present)

BLACKROCK, INC. 2017 PROXY STATEMENT    13

Age 64 Tenure 3 Years Committees Audit (Chair) Executive Risk Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Global Business Financial Services Public Policy & Government/Regulatory Affairs Age 54 Tenure 14 Years Committees Executive Risk Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Financial Services Risk Management & Compliance Branding & Marketing

Item 1: Election of Directors ● Director Nominee Biographies

Jessica P. Einhorn

Ms. Einhorn served as Dean of the Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University from 2002 until June 2012. Prior to becoming Dean, she was a consultant at Clark & Weinstock, a strategic consulting firm. Ms. Einhorn also spent nearly 20 years at the World Bank, concluding as Managing Director in 1998. Between 1998 and 1999, Ms. Einhorn was a Visiting Fellow at the International Monetary Fund. Prior to joining the World Bank in 1978, she held positions at the U.S. Treasury, the U.S. State Department and the International Development Cooperation Agency of the United States. Ms. Einhorn currently serves as a Director of both the Peterson Institute for International Economics and the National Bureau of Economic Research. As of July 2012, Ms. Einhorn is resident at The Rock Creek Group in Washington, D.C., where she is a Senior Advisor and longstanding member of The Rock Creek Group Advisory Board.

Qualifications

Ms. Einhorn’s leadership experience in academia and at the World Bank, along with her experience in the U.S. government and at the International Monetary Fund, provides the Board with a unique perspective and an in-depth understanding of international finance, economics and public policy. Through her service with other public companies, Ms. Einhorn also has developed expertise in corporate governance and risk oversight.

Other Public Company Directorships (within the past 5 years)

•    Time Warner, Inc. (2005 – present)

Laurence D. Fink

Mr. Fink is Founder, Chairman and Chief Executive Officer of BlackRock, Inc. He also leads the firm’s Global Executive Committee. He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s vision and culture, and engaging relationships with key strategic clients, industry leaders, regulators and policy makers. Mr. Fink co-founded BlackRock in 1988, and under his leadership, the firm has grown into a global leader in investment management, risk management and advisory services for institutional and retail clients.

Qualifications

As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s businesses, operations and strategy. His extensive and specific knowledge of BlackRock and its business enable him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.

Other Public Company Directorships (within the past 5 years)

•     None

14    BLACKROCK, INC. 2017 PROXY STATEMENT

Age 69 Tenure 4 Years Committees Risk Qualifications Senior Executive & Corporate Governance Global Business Financial Services Public Policy & Government/Regulatory Affairs Risk Management & Compliance Age 64 Tenure 17 Years Committees Executive (Chair) Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Financial Services Public Company & Financial Reporting Public Policy & Government/Regulatory Affairs

Item 1: Election of Directors ● Director Nominee Biographies

Fabrizio Freda

Mr. Freda has served as President and Chief Executive Officer of The Estée Lauder Companies Inc. (“Estée Lauder”) since July 2009, and is also a member of its board of directors. Mr. Freda previously served as Estée Lauder’s President and Chief Operating Officer from 2008 to July 2009. Estée Lauder is a global leader in beauty with more than 25 brands and over 40,000 employees worldwide. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA.

Qualifications

Mr. Freda’s extensive experience in product strategy, innovation and global branding brings valuable insights to the Board. His chief executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Board with unique perspectives on its own marketing, strategy and innovation initiatives.

Other Public Company Directorships (within the past 5 years)

•    The Estée Lauder Companies Inc. (2009 – present)

Murry S. Gerber*

Mr. Gerber has served as a member of the boards of directors of U.S. Steel Corporation since July 2012 and Halliburton Company since January 2012. Previously, Mr. Gerber served as Executive Chairman of EQT Corporation, an integrated energy production company, from 2010 until May 2011, as its Chairman from 2000 to 2010, as its President from 1998 to 2007 and as its Chief Executive Officer from 1998 to 2000.

Qualifications

As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of three large, publicly traded companies, Mr. Gerber brings to the Board extensive expertise and insight into corporate operations, management and governance matters, as well as expert knowledge of the energy sector.

Other Public Company Directorships (within the past 5 years)

•    U.S. Steel Corporation (2012 – present)

•    Halliburton Company (2012 – present)

•    EQT Corporation (1998 – 2012) (Chairman from 2000 – 2010 and Executive Chairman from 2010 – 2011)

*   The Board has elected Mr. Gerber to serve as the new Lead Independent Director effective as of May 25, 2017.

BLACKROCK, INC. 2017 PROXY STATEMENT    15

Age 59 Tenure 4 Years Committees Nominating & Governance Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Technology Branding & Marketing Age 64 Tenure 17 Years Committees Audit Executive Management Development & Compensation (chair) Qualifications 1 Senior Executive & Corporate Governance 4 Public Company & Financial Reporting 3 2 Global Business 3 Risk Management & Compliance 5 Technology

Item 1: Election of Directors ● Director Nominee Biographies

James Grosfeld

Mr. Grosfeld was formerly Chairman of the board of directors and Chief Executive Officer of Pulte Homes, Inc. (renamed PulteGroup, Inc. in 2010), a home builder and mortgage banking and financing company, from 1974 to 1990 and rejoined its board from 2015 to 2016 as an independent director. Mr. Grosfeld served as a trustee of Lexington Realty Trust from 2003 to 2015.

Qualifications

As the former Chairman and Chief Executive Officer of Pulte Homes, Inc., the nation’s largest homebuilder, Mr. Grosfeld provides our Board with practical management and leadership insight on public company governance as well as expertise in financial services and real estate matters.

Other Public Company Directorships (within the past 5 years)

•    Lexington Realty Trust (2003 – December 2015)

•    PulteGroup, Inc. (2015 – April 2016)

Robert S. Kapito

Mr. Kapito has been President of BlackRock since 2007 and is a member of BlackRock’s Global Executive Committee and Chairman of the Global Operating Committee. Mr. Kapito co-founded BlackRock in 1988 and is also a director of iShares, Inc. He is responsible for the day-to-day oversight of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations, and Risk & Quantitative Analysis. Prior to 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of BlackRock’s Portfolio Management Group.

Qualifications

As one of our founding principals, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management, as well as extensive experience overseeing day-to-day operations.

Other Public Company Directorships (within the past 5 years)

•     None

16    BLACKROCK, INC. 2017 PROXY STATEMENT

Age 79 Tenure 17 Years Committees Management Development & Compensation Nominating & Governance Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Global Business Financial Services Public Policy & Government/Regulatory Affairs Age 60 Tenure 10 Years Committees None Qualifications Senior Executive & Corporate Governance Global Business Financial Services Risk Management & Compliance Branding & Marketing

Item 1: Election of Directors ● Director Nominee Biographies

Sir Deryck Maughan

Sir Deryck served as a Senior Advisor of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) from January 2013 until December 2014. Previously, he was a Partner and Head of the Financial Institutions Group of KKR since 2009 and Managing Director since 2005. He was Chairman of KKR Asia from 2005 to 2009. Prior to joining KKR, Sir Deryck served as Vice Chairman of Citigroup from 1998 to 2004, as Chairman and Chief Executive Officer of Salomon Brothers from 1992 to 1997 and as Chairman and Chief Executive Officer of Salomon Brothers Asia from 1986 to 1991. He also was Vice Chairman of the U.S.-Japan Business Council from 2002 to 2004. Prior to joining Salomon Brothers in 1983, Sir Deryck worked at Goldman Sachs. He served in H.M. Treasury (UK Economics and Finance Ministry) from 1969 to 1979. Sir Deryck has also served as a board director of GlaxoSmithKline plc since 2004 and Thomson Reuters from 2008 to 2014.

Qualifications

Sir Deryck’s internationally focused leadership positions at KKR, a global leader in private equity, fixed income and capital markets, and at Citigroup and Salomon Brothers provide the Board with a valuable perspective on international finance and global capital markets and extensive experience in assessing value, strategy and risks related to various business models.

Other Public Company Directorships (within the past 5 years)

•    GlaxoSmithKline plc (2004 – 2016)

•    Thomson Reuters (2008 – 2014)

Cheryl D. Mills

Ms. Mills is Founder and Chief Executive Officer of the BlackIvy Group, an investment company that grows and builds businesses in Sub-Saharan Africa. Previously, she served as Chief of Staff to Secretary of State Hillary Clinton and Counselor to the U.S. Department of State from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009, where she served as Senior Vice President for Administration and Operations and as General Counsel. She also served as Secretary of the University’s Board of Trustees. From 1999 to 2001, Ms. Mills was Senior Vice President for Corporate Policy and Public Programming at Oxygen Media. Prior to joining Oxygen Media, Ms. Mills served as Deputy Counsel to President Clinton and as the White House Associate Counsel. She began her career as an Associate at the Washington, D.C. law firm of Hogan & Hartson. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.), a consumer real estate and travel conglomerate, and Orion Power, an independent electric power generating company.

Qualifications

Ms. Mills brings to the Board a range of leadership experiences from government and academia, and through her prior service on the boards of corporations and non-profits she provides expertise on issues concerning government relations, public policy, corporate administration and corporate governance.

Other Public Company Directorships (within the past 5 years)

•     None

BLACKROCK, INC. 2017 PROXY STATEMENT    17

Age 69 Tenure 10 Years Committees Audit Executive Management Development & Compensation Risk (Chair) Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Global Business Financial Services Risk Management & Compliance Age 52 Tenure 3 Years Committees Management Development & Compensation Qualifications Senior Executive & Corporate Governance Global Business Public Policy & Government/Regulatory Affairs Risk Management & Compliance Branding & Marketing

Item 1: Election of Directors ● Director Nominee Biographies

Gordon M. Nixon, C.M., O.Ont.

Mr. Nixon was President, Chief Executive Officer and a director of Royal Bank of Canada from 2001 to 2014. He first joined RBC Dominion Securities Inc. in 1979, where he held a number of operating positions and served as Chief Executive Officer from December 1999 to April 2001. Mr. Nixon has served on the board of directors of BCE Inc. since 2014 and was named Chairman of the board upon his re-election in April 2016. He is also a director of George Weston Limited and is on the advisory board of Kingsett Capital.

Qualifications

With 13 years of experience leading a global financial institution and one of Canada’s largest public companies, Mr. Nixon brings extensive expertise and perspective to the Board on global markets and an in-depth knowledge of the North American market. His experience growing a diversified, global financial services organization in a highly regulated environment also provides the Board with valuable insight into risk management, compensation and corporate governance matters.

Other Public Company Directorships (within the past 5 years)

•    BCE Inc. (2014 – present)

•    George Weston Limited (2014 – present)

Charles H. Robbins

Mr. Robbins serves as the Chief Executive Officer of Cisco Systems, Inc. (“Cisco”) and a member of its board of directors. Prior to assuming this role in July 2015, he was Senior Vice President of Cisco’s Worldwide Field Operations and led its Worldwide Sales and Partner Organization where he helped drive and execute many of Cisco’s investment areas and strategy shifts. He serves as Chairman of the U.S.-Japan Business Council, Chair of the IT Governors Steering Committee for the World Economic Forum and is a Member of the International Business Council for the World Economic Forum and The Business Roundtable.

Qualifications

Mr. Robbins would bring to the Board extensive experience in the fields of technology, global sales and operations acquired over his 18 years at Cisco, one of world’s leading information technology companies.

Other Public Company Directorships (within the past 5 years)

•    Cisco Systems, Inc. (2015 – present)

18    BLACKROCK, INC. 2017 PROXY STATEMENT

Age 60 Tenure 1 Year Committees Management Development & Compensation Risk Qualifications Senior Executive & Corporate Governance Global Business Financial Services Public Policy & Government/Regulatory Affairs Risk Management & Compliance Age 51 Tenure 0 Years Committees None Qualifications Senior Executive & Corporate Governance Global Business Public Policy & Government/Regulatory Affairs Branding & Marketing Technology

Item 1: Election of Directors ● Director Nominee Biographies

Ivan G. Seidenberg

Mr. Seidenberg retired as the Chairman of the board of Verizon Communications Inc. in December 2011 and previously served as its Chief Executive Officer from 2002 to 2011. Prior to the creation of Verizon Communications Inc., Mr. Seidenberg was the Chairman and Chief Executive Officer of Bell Atlantic and NYNEX Corp. Mr. Seidenberg has been an Advisory Partner of Perella Weinberg Partners, a global independent advisory and asset management firm, since June 2012.

Qualifications

Mr. Seidenberg brings extensive executive leadership, technological and operational experience to the Board from his tenure at Verizon Communications Inc., one of the world’s leading providers of communications services. Through his extensive experience on the boards of public companies, he has developed an in-depth understanding of business and corporate governance.

Other Public Company Directorships (within the past 5 years)

•    Verizon Communications Inc. (2002 – 2011) (Chairman from 2004 – 2011)

•    Boston Properties, Inc. (2014 – 2016)

Marco Antonio Slim Domit

Mr. Slim has been Chairman of the board of directors of Grupo Financiero Inbursa, S.A.B. de C.V. since 1997 and previously served as Chief Executive Officer of Grupo Financiero Inbursa from 1997 until April 2012. Mr. Slim is also a member of the board of directors of Grupo Carso, S.A.B. de C.V. and Chairman of The Carlos Slim Health Institute and of Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V. (IDEAL), an infrastructure company. Mr. Slim was a member of the board of directors of Teléfonos de México, S.A.B. de C.V. from 1995 until April 2014.

Qualifications

Mr. Slim’s experience at Grupo Financiero Inbursa provides the Board with knowledge and expertise in international finance, and particular insight into emerging and Latin American markets. In addition, as a member of the board of directors of several international companies that invest globally, Mr. Slim brings substantive expertise in developing new businesses in international markets, shareholder rights and business strategy and integration to the Board.

Other Public Company Directorships (within the past 5 years)

•    Grupo Carso, S.A.B. de C.V. (1991 – present)

•    Grupo Financiero Inbursa, S.A.B. de C.V. (Chairman from 1997 – present)

•    Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V. (Chairman from 2012 – present)

•    Teléfonos de México, S.A.B. de C.V. (1995 – 2014)

BLACKROCK, INC. 2017 PROXY STATEMENT    19

Age 70 Tenure 6 Years Committees Audit Executive Nominating & Governance (Chair) Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Public Policy & Government/Regulatory Affairs Technology Branding & Marketing Age 48 Tenure 5 Years Committees Audit Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Global Business Financial Services Risk Management & Compliance

Item 1: Election of Directors ● Director Nominee Biographies

John S. Varley

Mr. Varley was Chief Executive of Barclays PLC and Barclays Bank PLC (“Barclays”) from 2004 to 2010. Previously, he served as the Finance Director of Barclays from 2000 until the end of 2003. Mr. Varley joined the Barclays Executive Committee in 1996 and was appointed to the boards of directors of Barclays PLC and Barclays Bank PLC in 1998, positions he held until retiring in December 2010. From 1998 to 2000, Mr. Varley was the Chief Executive of Barclays’ Retail Financial Services and from 1995 to 1998 was the Chairman of its Asset Management Division. Mr. Varley has served as a member of the board of directors of Rio Tinto PLC since 2011 and has served as its Senior Independent Director since 2012. Mr. Varley also joined the board of directors of AstraZeneca PLC in 2006 as a Non-Executive Director, then served as the Senior Independent Director from 2012 until April 2015.

Qualifications

Mr. Varley brings to the Board valuable insights on asset management, risk management and international finance acquired through his leadership of Barclays, a large, complex and heavily-regulated financial services organization with global operations. Mr. Varley’s service on the board of directors and committees of several other companies provides him with valuable perspectives on global management and corporate governance to share with our Board.

Other Public Company Directorships (within the past 5 years)

•    Rio Tinto PLC (2011 – present)

•    AstraZeneca PLC (2006 – 2015)

Susan L. Wagner

Ms. Wagner retired as a Vice Chairman of BlackRock on July 1, 2012. In addition to serving as Vice Chairman from 2006 to 2012, Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy. She currently serves as a director of Color Genomics, Apple Inc. and Swiss Re Ltd.

Qualifications

As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience across various positions. Accordingly, she is able to provide the Board with valuable insight and perspective on risk management, operations and strategy, as well as a broad and deep understanding of the asset management industry.

Other Public Company Directorships (within the past 5 years)

•    Apple Inc. (2014 – present)

•    Swiss Re Ltd. (2014 – present)

20    BLACKROCK, INC. 2017 PROXY STATEMENT

Age 60 Tenure 7 Years Committees Audit Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Global Business Financial Services Public Policy & Government/Regulatory Affairs Age 55 Tenure 4 Years Committees Risk Qualifications Senior Executive & Corporate Governance Global Business Financial Services Risk Management & Compliance Public Company & Financial Reporting

Corporate Governance

BlackRock’s corporate governance framework is a set of principles, guidelines and practices that support sustainable financial performance and long-term value creation for our shareholders.

Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board.

We regularly conduct calls with our shareholders to solicit feedback on our corporate governance framework. We make an effort to incorporate this feedback through enhanced policies, processes and disclosure.

Our Corporate Governance Framework

Our Board is committed to maintaining the highest standards of corporate governance at BlackRock. Because corporate governance practices evolve over time, our Board reviews and approves our Corporate Governance Guidelines, committee charters and other governance policies at least once a year and updates them as necessary and appropriate.

Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director access to management, director orientation and continuing education, director retirement and the annual performance evaluations of the Board and Board Committees. The Board recently amended the Corporate Governance Guidelines to have the Governance Committee consider the periodic rotation of Committee members and Committee chairs as a means of introducing fresh perspectives and broadening and diversifying the views and experience represented on the Board’s Committees.

The full text of our Corporate Governance Guidelines, Board Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at www.blackrock.com under the headings “Our Company and Sites / Our Firm / Investor Relations / Corporate Governance”.

BLACKROCK, INC. 2017 PROXY STATEMENT    21

Corporate Governance ● Our Corporate Governance Framework

Our Board: “Engaged and vital to our success”

At BlackRock, we believe our Board should be deeply engaged, provide informed and frank guidance and feedback, and maintain an open dialogue with management, based on a clear understanding of our short and long-term strategic plan.

BlackRock’s Board plays an integral oversight role in our growth and success. At each Board meeting, we review components of our strategy with our Directors and engage in constructive dialogue, which our leadership team embraces. These discussions are not without disagreement — and those tough conversations push us to make the difficult decisions required to build a better BlackRock.

The Board plays an active part in our talent development as well, dedicating at least one meeting per year to talent to ensure we have the right people in the right places to execute our strategy, as well as to make certain we are developing others to fill these roles in the future. Building a generation of leaders open to both Board and external ideas is vital to BlackRock’s long-term success.

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. In 2016, we incorporated feedback from shareholders on proxy access policies and practices to inform management’s proposal for proxy access that was voted on and approved in 2016.

The partnership and oversight of a strong and multi-faceted Board with diverse perspectives rooted in deep experience in finance, industry, academia and government is essential to creating long-term shareholder value.

Board Leadership Structure

Why our Board leadership structure is right for BlackRock

Our Board and Governance Committee regularly review and evaluate the Board’s leadership structure. Mr. Fink serves as both BlackRock’s Chief Executive Officer and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 25 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.

The Board does not have a policy on whether the roles of the Chairman and CEO should be separated, but believes the current combination of the two roles provides BlackRock with, among other things, a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its clients, shareholders and the public. The combined Chairman-CEO structure also provides for robust and frequent communication between the Board’s independent directors and the management of the Company. To further facilitate coordination with the independent directors and to ensure the exercise of independent judgment by the Board, the independent directors annually select one of its independent members to serve as the Lead Independent Director.

22    BLACKROCK, INC. 2017 PROXY STATEMENT

Corporate Governance ● Board Leadership Structure

How we select our Lead Independent Director

Thomas H. O’Brien served as BlackRock’s Lead Independent Director since the role was first established in 2008. As the Lead Independent Director, Mr. O’Brien was instrumental in guiding the Board’s oversight of management’s strategy and succession planning and also led a number of key governance initiatives including BlackRock’s rotation policy for Board Committee chairs and the Board’s proactive recommendation to include management’s proposal for proxy access that was voted on and approved in 2016.

In anticipation of Mr. O’Brien’s retirement from the Board this year, the Governance Committee reviewed the purpose and role of the Lead Independent Director with management. Together they developed a set of guidelines that incorporates feedback from our shareholders and describes in greater detail the authority and responsibilities of the position, as well as other criteria independent directors of the Board should consider in choosing a successor to Mr. O’Brien, as well as for future Lead Independent Directors. The Board approved these guidelines in September 2016.

In designating a director to serve in the capacity of Lead Independent Director, the independent directors of the Board take into account many factors, including the director’s:

•    understanding of the business and affairs of BlackRock;

•    willingness and ability to devote a substantial amount of time to the position;

•    experience serving on public company boards and/or in senior management roles; and

•    judgment and leadership skills.

Our enhanced focus on the role and the criteria for serving as Lead Independent Director helped create a process, led by Mr. O’Brien, to choose his successor. Following one-on-one meetings by Mr. O’Brien with each of the independent directors, discussions were held collectively with all the independent directors in executive sessions. After review and careful consideration, the independent members of the Board selected Murry Gerber as the new Lead Independent Director, effective as of May 25, 2017.

Lead Independent Director Role

  Setsand approves agenda for Board meetings and leads executive sessions.

  Ateach executive session, facilitates discussion of the Company’s strategy, key governance issues (including succession planning) and the performance of BlackRock senior executives.

  Servesas liaison between independent directors and the Chairman.

  Focuseson Board effectiveness, performance and composition with input from the Governance Committee.

  Overseesand reports on annual Board and Committee performance self-evaluations, in consultation with the Governance Committee.

  Servesas the primary Board contact for shareholder engagement.

Under our guidelines, the Lead Independent Director will be elected annually by BlackRock’s independent directors and serve until a successor is appointed. Although elected annually, we generally expect the Lead Independent Director to serve for more than one year.

The full versions of our Lead Independent Director Guidelines, Corporate Governance Guidelines, Board Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at www.blackrock.com under the headings “Our Company and Sites / Our Firm / Investor Relations / Corporate Governance”.

Murry S. Gerber

Our new Lead Independent Director

Murry Gerber was elected by the independent directors of our Board to serve as Lead Independent Director, effective May 25, 2017. This position comes with significant authority and responsibilities to provide effective and independent board oversight.

Mr. Gerber brings a wealth of knowledge to his new role as Lead Independent Director. He has served as a director of BlackRock since March 2000. Since joining the Board, Mr. Gerber has served on the Audit Committee, including as its chair from 2009 to 2016, as well as on the MDCC and Risk Committee. He has also served on the board of one of our principal subsidiaries, BlackRock Institutional Trust Company, N.A. (“BTC”) since June 2012.

In his capacity as a member of the boards of BlackRock and BTC and of their respective Audit Committees, Mr. Gerber is well versed in both the legal and regulatory framework that BlackRock must operate under, as well as our strategic priorities at both the parent and business level.

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Corporate Governance ● Board Leadership Structure

Executive Sessions

Executive sessions of non-management directors are held at every regularly scheduled round of Board meetings, totaling six in 2016. Each session is chaired by the Lead Independent Director, who facilitates discussion of the Company’s strategy, succession planning and the performance of senior executives. Any non-management director may request that an additional executive session be scheduled. At least once a year an executive session is held of only those directors determined to be “independent,” within the meaning of the listing standards of the NYSE.

Board Evaluations

The effectiveness of the Board and its Committees is critical to BlackRock’s success and to the protection of our shareholders’ long-term interests. To ensure their effectiveness, the Board and each Committee conduct comprehensive annual self-evaluations to identify and assess areas for improvements. Tailored assessments, conducted through questionnaires, are reviewed and updated in consultation with the Governance Committee and the Lead Independent Director. These assessments focus on Board and Committee performance, effectiveness and contributions to BlackRock, as well as meeting agendas, Board composition, Board processes, meeting dynamics and access to resources and senior management.

The Governance Committee reviews each director’s responses to the questionnaires and shares the results of the Committee evaluations with each of the Chairpersons of the Audit, MDCC and Risk Committees. As part of the annual self-evaluation and periodically throughout the year, the Chairman and/or the Lead Independent Director meet with the independent directors on an individual basis to discuss Board, Committee and individual director performance and effectiveness. The Chair of the Governance Committee along with the Chairman of the Board and Lead Independent Director provide the Board with a summary of the questionnaires and additional feedback received from individual directors annually in the fall.

Based on responses from this year’s self-assessment, the Board increased the amount of time allocated to executive sessions and enhanced the processes by which director candidates are evaluated and reviewed by the Board.

Succession Planning

Our Board plays an integral oversight role in talent development by recognizing the importance of succession planning for the CEO and other key executives at BlackRock. The Board, in consultation with the MDCC, dedicates at least one meeting per year to talent to ensure BlackRock has the right people in place to execute our long-term strategic plans and appropriate succession for key individuals. The Board also works with the MDCC to consider potential successors to the CEO in the event of an emergency or the CEO’s retirement. Our CEO recommends and evaluates potential successors for BlackRock’s top executives, along with a review of any development plans for these individuals.

24    BLACKROCK, INC. 2017 PROXY STATEMENT

Corporate Governance ● Board Committees

Board Committees

Each Committee is governed by a Board-approved Charter.

Board Committee Meetings

The Board has five committees: an Audit Committee, the MDCC, a Governance Committee, a Risk Committee and an Executive Committee. Below is a summary of our current Committee structure and membership information.

Member	Audit	Management Development & Compensation	Nominating & Governance	Risk	Executive

INDEPENDENT DIRECTORS
Abdlatif Y. Al-Hamad			●	●
Mathis Cabiallavetta	●		●	●
Pamela Daley	●			●	●
Jessica P. Einhorn				●
Fabrizio Freda			●
Murry S. Gerber (Lead Independent Director)	●	●			●
James Grosfeld		●	●
Sir Deryck Maughan	●	●		●	●
Cheryl D. Mills		●
Gordon M. Nixon		●		●
Ivan G. Seidenberg	●		●		●
Marco Antonio Slim Domit	●
John S. Varley	●
Susan L. Wagner				●

NON-INDEPENDENT DIRECTORS
Laurence D. Fink					●
Robert S. Kapito
William S. Demchak				●	●
Number of Meetings Held in 2016	14	8	6	6	0

🌑 Chairperson

The Board met seven times during 2016. In 2016, each nominated director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which such director was a member of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served, if any, during the periods served by such director. Directors are encouraged to and do attend the annual meetings of BlackRock shareholders. All 19 directors attended the 2016 Annual Meeting of Shareholders.

Board Committee Refreshment

The Governance Committee considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on Board Committees. On March 9, 2017, the Board appointed Ms. Einhorn and Messrs. Seidenberg and Slim to serve as members of the MDCC, and Ms. Mills and Mr. Nixon to serve as members of the Governance Committee, effective May 24, 2017.

BLACKROCK, INC. 2017 PROXY STATEMENT    25

Corporate Governance ● Board Committees

In addition, the Board appointed Mr. Seidenberg to serve as Chair of the MDCC and Mr. Nixon to serve as Chair of the Governance Committee, and in connection with that appointment, appointed Mr. Nixon to serve as a member of the Executive Committee, effective May 25, 2017. At such time, Messrs. Gerber and Seidenberg will conclude their service as Chairs of the MDCC and Governance Committee, respectively.

Audit Committee

CHAIR	MEMBERS
Pamela Daley	Mathis Cabiallavetta Murry S. Gerber	Sir Deryck Maughan Ivan G. Seidenberg	Marco Antonio Slim Domit John S. Varley

Role and Responsibilities

The Audit Committee’s primary responsibilities include oversight of: the integrity of BlackRock’s financial statements and public filings; the independent auditor’s qualifications and independence; the performance of BlackRock’s internal audit function and independent auditor; and BlackRock’s compliance with legal and regulatory requirements. It also prepares an Audit Committee Report as required by the SEC rules for inclusion in this Proxy Statement (see page 77).

The Audit Committee:

•	Receives regular reports on the progress and results of the internal audit program and approves BlackRock’s internal audit plan, as provided by BlackRock’s Head of Internal Audit, who also regularly attends Risk Committee meetings.

•	Receives regular external audit updates from BlackRock’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”).
•	Receives a regular report on litigation, regulatory and material ethics matters from BlackRock’s Chief Legal Officer.

•	Receives an annual financial controls report regarding compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), which is prepared by the Head of Sarbanes-Oxley Compliance and presented by management.

The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte.

In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner and considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm.

The Audit Committee regularly holds separate sessions with BlackRock’s management, internal auditors and Deloitte.

The Board has determined that no member of the Audit Committee has any material relationship with BlackRock and each such member is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Furthermore, the Board has determined that each member of the Audit Committee is “financially literate,” as such qualification is interpreted by the Board based on its business judgment, qualifies as an “audit committee financial expert,” as defined in the applicable SEC rules, and has accounting and related financial management expertise within the meaning of the NYSE listing standards.

26    BLACKROCK, INC. 2017 PROXY STATEMENT

Corporate Governance ● Board Committees

Management Development and Compensation Committee

CHAIR	MEMBERS
Murry S. Gerber	James Grosfeld Sir Deryck Maughan	Cheryl D. Mills Gordon M. Nixon

Role and Responsibilities

•	Establishing the compensation of BlackRock’s executive officers;

•	Providing oversight of BlackRock’s employee benefit and compensation plans; and
•	Reviewing, assessing and making reports and recommendations to the Board of Directors on BlackRock’s talent development and the effective management of executive succession.

Additional information on the MDCC’s processes and procedures for consideration of NEO compensation is addressed in the MDCC Report on page 46 and “Compensation Discussion and Analysis” beginning on page 47.

Nominating and Governance Committee

CHAIR	MEMBERS
Ivan G. Seidenberg	Abdlatif Yousef Al-Hamad Mathis Cabiallavetta	Fabrizio Freda James Grosfeld

Role and Responsibilities

•	Identifying candidates qualified to become members of the Board;

•	Recommending to the Board the director nominees for the next annual meeting of shareholders;

•	Recommending to the Board the Corporate Governance Guidelines applicable to BlackRock;
•	Leading the Board in its annual review of the Board’s performance;

•	Recommending to the Board director nominees for each Board committee; and

•	Overseeing BlackRock’s Related Persons Transaction Policy.

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Corporate Governance ● Board Committees

Risk Committee

CHAIR	MEMBERS
Sir Deryck Maughan	Abdlatif Yousef Al-Hamad Mathis Cabiallavetta Pamela Daley	William S. Demchak Jessica P. Einhorn	Gordon M. Nixon Susan L. Wagner

Role and Responsibilities

The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment risk management and related policies and processes in connection with the following types of risk and related areas:

Enterprise Risks

•	Market risks from volatility in financial markets;

•	Credit risk of default by indemnified securities lending counterparties;

•	Operational risks from failed or inadequate processes relating to (i) operations, (ii) new products and services, (iii) third-party vendor relationships and (iv) model risk;

•	The impact of firm-wide risk assessments: the quantification and analysis of requirements (liquidity, insurance, capital or other risk mitigation) associated with our key risks;

•	Risks related to regulatory reform; and

•	Technology risks relating to information security, business continuity/resiliency and system capacity.

Fiduciary Risks

•	Investment risks being taken on behalf of clients in their portfolios or accounts;

•	Risks of default by client counterparties; and

•	Pricing and valuation risk that BlackRock’s counterparties misprice assets in client portfolios or accounts.

Other

•	Any other areas of risk delegated to the Risk Committee by the Board.

The Risk Committee also reviewed and discussed with management the Risk Factors included in the 2016 Form 10-K and received reports from members of management responsible for identifying and monitoring these risks.

Executive Committee

CHAIR	MEMBERS
Laurence D. Fink	Pamela Daley William S. Demchak	Murry S. Gerber Sir Deryck Maughan	Ivan G. Seidenberg

Role and Responsibilities

The Executive Committee has all the powers of the Board, except as prohibited by applicable law, the PNC Stockholder Agreement and BlackRock’s Amended and Restated Bylaws (“Bylaws”), and except to the extent another Committee has been accorded authority over the matter. The Executive Committee may meet to exercise such powers between meetings of the Board.

The Executive Committee will only meet if a quorum for a full Board meeting cannot be obtained between regular meetings for emergency business.

28    BLACKROCK, INC. 2017 PROXY STATEMENT

Corporate Governance ● Board Committees

Board and Committee Oversight of Risk Management

FULL BOARD

The Board of Directors has ultimate responsibility for oversight of BlackRock’s risk management activities.
The Risk, Audit, MDCC and Governance Committees assist the Board in fulfilling this important role.

The Committees report to the full Board at least six times a year with updates on their areas of designated risk oversight responsibilities. These Committees work together and with the full Board to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities.

RISK COMMITTEE Responsible for overseeing designated fiduciary and enterprise risks and other areas of risk determined by the Board.

AUDIT

COMMITTEE

Oversees the integrity of BlackRock’s financial statements and disclosure matters, the effectiveness of the internal control environment, the internal audit function and the external auditors, and compliance with legal and regulatory requirements.

	MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE Responsible for overseeing risks associated with the Company’s compensation practices and the effective management of executive succession.	NOMINATING AND GOVERNANCE COMMITTEE Oversees risks related to Board succession and other corporate governance matters.

Role of the Board Risk Committee

The Risk Committee regularly reviews a detailed risk profile report prepared by the Chief Risk Officer which covers a wide range of topics and potential issues that could impact BlackRock. These issues include, among other matters, investment performance, contractually indemnified risks, investment risks and counterparty risks of its asset management activities, balance sheet risks, business continuity risks, including those related to natural disasters or terrorist attacks, risks related to financial crimes and fraud, and other operational risks.

The Risk Committee engages the Company’s key risk management executives on the framework for risk management within BlackRock and the process for actively identifying adverse events and/or circumstances relevant to BlackRock’s objectives and activities, as well as risk management roles, policies and responsibilities.

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Corporate Governance ● Corporate Governance Practices and Policies

Corporate Governance Practices and Policies

Director Independence

The Board determines annually the independence of directors in accordance with NYSE listing standards. No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock. The Board has adopted categorical standards to assist it in determining whether certain relationships between the members of the Board and BlackRock or its affiliates and subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of NYSE listing standards. The categorical standards provide that the following relationships are not material for such purposes:

•	relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships or other relationships involving the provision of products or services, so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•	relationships with companies of which a director is a shareholder or partnerships of which a director is a partner, provided the director is not a principal shareholder of the company or a principal partner of the partnership;

•	contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee if (i) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year, and (ii) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and

•	relationships involving a director’s relative unless the relative is an immediate family member of the director.

As part of its determination, the Board also considered the relationships described under “Certain Relationships and Related Transactions.” Following its review, the Board of Directors has determined that Mmes. Daley, Einhorn, Mills and Wagner and Messrs. Al-Hamad, Cabiallavetta, Freda, Gerber, Grosfeld, Komansky, Maughan, Nixon, O’Brien, Robbins, Seidenberg, Slim and Varley are “independent” as defined in the NYSE listing standards and that none of the relationships between such directors and BlackRock are material under the NYSE listing standards. Following the 2017 Annual Meeting of Shareholders, assuming the nominated directors are elected, BlackRock’s Board is expected to consist of 18 directors, 15 of whom, representing approximately 83% of the Board, will be “independent” as defined in the NYSE listing standards.

Policy Engagement, Transparency and Protecting Investors

As part of our responsibilities to our shareholders and clients, BlackRock advocates for public policies that we believe are in our shareholders’ and clients’ long-term best interests. We support regulation that increases financial market transparency, protects investors and facilitates responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other things, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policy makers. We believe in the value of open dialogue and transparency on these important issues; our position papers and letters are available on the “News & Insights—Public Policy” section of our website.

Governance of Public Policy Engagement

BlackRock believes that responsible corporate citizenship requires active engagement in legislative and regulatory processes. Our engagement with policy makers and advocacy on public policy issues is coordinated by our Government Relations and Public Policy team (“Public Policy team”). Members of the Public Policy team work closely with the Company’s business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that will protect investors, increase shareholder value and facilitate responsible economic growth.

30    BLACKROCK, INC. 2017 PROXY STATEMENT

Corporate Governance ● Corporate Governance Practices and Policies

The head of the Public Policy team is a member of the Company’s Global Executive and Operating Committees and regularly briefs these committees on our public policy priorities and related advocacy efforts. In addition, the head of Public Policy also attends the meetings of the Board’s Risk Committee and keeps directors apprised of, and engaged in, the Company’s legislative and regulatory priorities and advocacy initiatives. The Public Policy team and executive leadership regularly meet with and exchange views on legislation and regulatory priorities with public officials and policy makers, regionally and globally, and provide such individuals with educational materials to help inform their decisions.

Trade Associations

As part of the Company’s engagement in the public policy process, BlackRock participates in a number of trade organizations and industry groups. The principal trade association that we belong to is the Investment Company Institute. We also actively participate in the Asset Management Group of the Securities Industry and Financial Markets Association, the European Fund and Asset Management Association and the Investment Association. The Company makes payments to these organizations, including membership fees and/or dues. However, BlackRock does not control these entities and may not always be aware of the entities’ activities. We recognize that these organizations and groups represent numerous other companies and there may be instances where their positions on certain issues diverge from those of BlackRock.

As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets. In general, BlackRock’s efforts are focused at the national or regional level, rather than at a state-specific level.

Political Participation

Our ability to engage policy makers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. Under United States federal law, BlackRock may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition to federal limits on corporate political action, our political contributions at the state and local level in the United States are governed by Municipal Securities Rulemaking Board Rule G-37, SEC Rule 206(4)-5 and CFTC Rule 23.451, as well as applicable state and local law. Accordingly, BlackRock does not contribute corporate funds to candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal law, BlackRock has also voluntarily elected not to spend corporate funds directly on independent expenditures, including electioneering communications. In addition, BlackRock does not engage in state-level lobbying on asset management industry issues. All contributions required to be disclosed under the Lobbying Disclosure Act are publicly available at http://lobbyingdisclosure.house.gov.

BlackRock maintains a federal political action committee (“PAC”) that is funded in accordance with applicable federal law on a voluntary basis by U.S.-based employees of the Company. The PAC makes contributions at the federal level on a bi-partisan basis consistent with the Company’s contribution policies and public policy goals and without regard to the private political preferences of management. As required by law, all political contributions by the PAC are reported to the Federal Election Commission and are publicly disclosed at www.fec.gov.

BlackRock maintains compliance processes designed to ensure that its activities are conducted in accordance with this policy and all relevant laws governing political contributions in the United States. All employees are required to annually review and acknowledge their compliance responsibilities regarding political contributions and must submit all of their proposed personal political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions.

BLACKROCK, INC. 2017 PROXY STATEMENT    31

Corporate Governance ● Shareholder Engagement and Outreach

Shareholder Engagement and Outreach

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues that need to be addressed.

Executive management, Investor Relations and the Corporate Secretary engage on a regular basis with shareholders to solicit feedback on a variety of corporate governance matters, including but not limited to executive compensation, corporate governance policies and corporate sustainability practices. BlackRock also routinely interacts and communicates with shareholders through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings and conferences and web communications. We share our shareholder feedback and trends, and developments about corporate governance matters with our Board and its Committees as we seek to enhance our governance practices and improve our disclosures.

Also see “Compensation Discussion and Analysis” beginning on page 47 for a discussion of our compensation related shareholder engagement initiatives and our historical say-on-pay vote results.

Communications with the Board

Shareholders and other interested parties may contact any member (or all members) of the Board, any Board Committee or any Chairperson of any such Committee by mail or electronically. To do so, correspondence should be addressed to the Board or any individual director or group or committee of directors by either name or title.

Correspondence may be sent by:

Mail: BlackRock, Inc. Attn: Board of Directors c/o Corporate Communications Department 55 East 52nd Street New York, New York 10055

Online:

Go to the BlackRock website at www.blackrock.com. Under the headings “Our Firm / Investor Relations / Company Overview & Governance / Contact Our Board of Directors”, you will find a link that may be used for writing an electronic message to the Board, the Lead Independent Director, any individual director or any group or committee of directors.

BlackRock’s Corporate Communications and Legal and Compliance Departments and the Corporate Secretary will review all communications received for the sole purpose of determining whether the contents represent a message to our directors. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee.

Shareholders are encouraged to visit the “Our Firm / Investor Relations / Company Overview & Governance” page of the BlackRock website at www.blackrock.com to see the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board and its Committees and corporate governance policies.

The charters for each of the Audit Committee, the MDCC, the Governance Committee, the Risk Committee and the Executive Committee can be found at the same website address. BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website.

BlackRock will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

32    BLACKROCK, INC. 2017 PROXY STATEMENT

Corporate Governance ● 2016 Director Compensation

2016 Director Compensation

Directors receive compensation, including fees and reimbursements of expenses, for their service and dedication to our Company. We recognize the substantial time and effort required to serve as director of a large global investment firm. The goal of our director compensation program is to attract, motivate and retain directors capable of making significant contributions to the long-term success of our Company. In order to align the interest of our directors with the interests of our shareholders, our independent directors are required to own and maintain a minimum target number of shares, having a value equivalent to five times their annual board retainer.

The MDCC is responsible for reviewing director compensation and making recommendations to the Board. The MDCC reviews the Board’s compensation levels semi-annually. The MDCC also reviews the Board compensation practices of peer corporations. For more information on these peer groups, please refer to “Role of the Compensation Consultant and Competitive Benchmarking” on page 57.

HOW OUR DIRECTOR COMPENSATION PROGRAM ALIGNS WITH LONG-TERM SHAREHOLDER INTERESTS

FOCUS ON EQUITY COMPENSATION	NO HEDGING OR PLEDGING	STOCK/EQUITY OWNERSHIP REQUIREMENT

The largest portion of independent director compensation is the annual equity grant, payable in deferred stock units	Directors are prohibited from hedging BlackRock common stock or equity grants and may not pledge shares as loan collateral	All independent directors are required to own and maintain a minimum target number of shares, equivalent to five times the annual board retainer

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Corporate Governance ● 2016 Director Compensation

2016 Elements of Director Compensation

The following table shows the elements of director compensation provided by BlackRock in 2016. For 2016, each independent director received a Board Annual Retainer of $75,000 plus meeting fees of $1,500, paid quarterly in January, April, July, and October, based on service during the prior quarter. At least $25,000 of the annual retainer, or a pro rata portion thereof in the event that a director’s service is less than a full year, is paid in the form of BlackRock common stock. Each director who received compensation had the right to elect to receive BlackRock common stock in lieu of all or a portion of his or her annual Board and Committee retainers in excess of $25,000.

In addition, deferred stock units valued at $150,000 were granted on the last business day of the first quarter of 2016. These deferred stock units vest immediately and are settled in shares of BlackRock common stock on the last day of the month in which the third anniversary of the date of grant occurs. Deferred stock units have no voting rights. Dividend equivalents accrue and are paid in the form of cash. Additional cash compensation was paid for certain committees and other services, as described below.

Director Compensation Element	Payment or Value of Equity
Board Service(1)
Annual Retainer(1)	$ 75,000 (at least $25,000 in common stock)
Annual Equity Grant(2)	$ 150,000 Deferred Stock Units
Board Meeting Fees(1)	$ 1,500
Lead Independent Director	$ 40,000
Committee Service
Committee Annual Retainers(1)	Chair	Member
Audit	$ 30,000	$ 15,000
MDCC	$ 20,000	$ 10,000
Nominating and Governance	$ 15,000	$ 5,000
Risk	$ 15,000	$ 5,000
Committee Meeting Fees(1)	$ 1,000	$ 1,000

(1)	New Board members rotating through committees receive one general committee retainer and committee meeting fees for the meetings they attend. Retainers and meeting fees are paid in January, April, July and October, based on service during the prior quarter. From time to time, the Company also makes available, as an accommodation to all of its directors upon request, basic office space at its existing locations and administrative support, as needed.

(2)	Annual award granted on the last business day of the first quarter of each year to all directors serving on that date and delivered on the earlier of (i) the third anniversary of the date of grant and (ii) the date such director ceases to be a member of the Board.

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Corporate Governance ● 2016 Director Compensation

2016 Total Director Compensation

Directors in 2016 who were also employees of BlackRock or designees of PNC are not listed in the table below because they did not receive compensation for serving as directors or committee members. In 2016, directors who were not employees of BlackRock or designees of PNC each received the amounts detailed in the table below and were also reimbursed for reasonable travel and related expenses. Each director who received compensation received at least $25,000 of his or her annual retainer, or a pro rata portion in the event that a director’s service is less than a full year, in the form of BlackRock common stock. In addition, each director who received compensation had the right to elect to receive BlackRock common stock in lieu of all or a portion of his or her annual Board and Committee retainers in excess of $25,000.

2016 Total Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Abdlatif Y. Al-Hamad	80,500	175,000	255,500
Mathis Cabiallavetta	113,000	175,000	288,000
Pamela Daley	106,000	175,000	281,000
Jessica P. Einhorn	71,500	175,000	246,500
Fabrizio Freda	70,000	175,000	245,000
Murry S. Gerber	126,000	175,000	301,000
James Grosfeld	89,000	175,000	264,000
David H. Komansky	80,000	175,000	255,000
Sir Deryck Maughan	119,250	175,000	294,250
Cheryl D. Mills	78,500	175,000	253,500
Gordon M. Nixon	87,500	175,000	262,500
Thomas H. O’Brien	137,000	175,000	312,000
Ivan G. Seidenberg	107,500	175,000	282,500
Marco Antonio Slim Domit	89,000	175,000	264,000
John S. Varley	91,000	175,000	266,000
Susan L. Wagner	69,000	175,000	244,000

(1)	Includes the shares of common stock granted on March 31, June 30, September 30 and December 30, 2016, respectively, based on closing market prices on such dates of $340.57, $342.53, $362.46 and $380.54, respectively, awarded at the election of the director in lieu of all or a portion of his or her board annual retainer and/or meeting fees in excess of $25,000. Each of the following directors elected to receive common stock in lieu of the following amounts: Mr. Al-Hamad - $80,500; Mr. Cabiallavetta - $20,995; Ms. Daley - $106,000; Mr. Freda - $70,000; Mr. Grosfeld - $89,000; Mr. Maughan - $119,250; Ms. Mills - $78,500; Mr. Nixon - $84,000; Mr. Seidenberg - $107,500; and Mr. Slim - $89,000.

(2)	Includes the annual RSU grants to each director of 410 RSUs of BlackRock with a grant date fair value of $150,000 pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2016 Form 10-K. As of December 31, 2016, each non-employee director had the following outstanding RSUs: 1,326 shares for each of Messrs. Al-Hamad, Cabiallavetta, Freda, Gerber, Grosfeld, Komansky, Maughan, O’Brien, Seidenberg, Slim, Varley, Ms. Einhorn, Ms. Daley, Ms. Mills and Ms. Wagner; and 440 shares for Mr. Nixon. The RSUs are fully vested on the grant date and are settled on the earlier of the third anniversary of the grant date or the director’s departure from the Board.

(3)	Includes the shares of common stock granted on March 31, June 30, September 30 and December 31, 2016, respectively, based on closing market prices on such dates of $340.57, $342.53, $362.46 and $380.54, respectively, awarded in respect of the $25,000 of the annual retainer that is required to be paid in the form of common stock. The entire expense for these awards was recorded on the date of grant.

Changes for 2017

During 2016, based on the MDCC’s recommendation, the full Board voted to:

•	increase the annual equity grant from $150,000 to $175,000 in 2017 to better align pay with the external market; and

•	provide separate compensation fees for the roles of the Lead Independent Director and the Governance Committee Chairman of $40,000 and $15,000 ($10,000 Chairperson plus $5,000 Member retainer), respectively. Prior to 2016, these two roles were combined.

BLACKROCK, INC. 2017 PROXY STATEMENT    35

Corporate Governance ● Other Executive Officers

Other Executive Officers

In addition to Messrs. Fink and Kapito, whose biographical information is included on pages 14 and 16 respectively, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s GEC. All of BlackRock’s executive officers serve at the discretion of the Board or Chief Executive Officer.

David J. Blumer age 48

Senior Managing Director, has been Head of the Europe, Middle East and Africa (“EMEA”) region of BlackRock since 2013. Prior to joining BlackRock, Mr. Blumer worked at Swiss Re Ltd., where he most recently served as the Chief Investment Officer (“CIO”). In addition to his CIO role, Mr. Blumer also held other senior positions at Swiss Re Ltd. after joining in 2008, including Head of Asset Management, Chairman of Admin Re and a member of the Executive Committee.

Robert W. Fairbairn age 51

Senior Managing Director, oversees the Strategic Partner Program, which is responsible for BlackRock’s largest client relationships, and the Strategic Product Management Group, which is responsible for the firm’s overall product strategy and product suite. From 2012 to 2016, Mr. Fairbairn served as global head of the Retail and iShares® businesses. Mr. Fairbairn was Head of the Global Client Group from 2009 to 2012 and Vice Chairman and Chairman of BlackRock’s EMEA Pacific business from 2006 to 2009.

Robert L. Goldstein age 43

Senior Managing Director, has been Chief Operating Officer of BlackRock since 2014 and has led BlackRock Solutions® since 2009. Mr. Goldstein was the Head of BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the Company’s Portfolio Analytics Group.

J. Richard Kushel age 50

Senior Managing Director, has been Global Head of Multi-Asset Strategies since February 2016. From 2014 to 2016, Mr. Kushel was Chief Product Officer and Head of Strategic Product Management of BlackRock, from 2012 to 2014, he was Deputy Chief Operating Officer of BlackRock, from 2010 to 2012, he was the Head of the Portfolio Management Group of BlackRock, and from 2009 to 2010, he was the Chairman of BlackRock’s International platform. Prior to that, Mr. Kushel headed BlackRock’s International Institutional platform and BlackRock’s Alternatives and Wealth Management Groups. Mr. Kushel has been with BlackRock since 1991.

Mark S. McCombe age 51

Senior Managing Director, has been Head of the Americas region and Global Head of BlackRock Alternative Investors since 2017. Mr. McCombe served as the Global Head of BlackRock’s Institutional Client Business from 2014 to 2016, the Global Co-Head of BlackRock Alternative Investors from 2015 to 2017 and as the Chairman of BlackRock Alternative Investors from 2014 to 2017. He was the Chairman of BlackRock’s Asia Pacific region from 2012 to 2014. Before joining BlackRock, Mr. McCombe served as Chief Executive Officer in Hong Kong for The Hong Kong and Shanghai Banking Corporation Limited from 2010 to 2011. He was also a Group General Manager of HSBC plc, Non-Executive Director of Hang Seng Bank Ltd., and Chairman of HSBC Global Asset Management (HK) Ltd.

Christopher J. Meade age 48

Senior Managing Director, has been Chief Legal Officer of BlackRock since 2016 and General Counsel since 2015. Before joining BlackRock in 2015, Mr. Meade was the General Counsel of the U.S. Department of the Treasury. Previously, Mr. Meade was a partner with the law firm of Wilmer Cutler Pickering Hale and Dorr. Earlier in his career, Mr. Meade served as a law clerk to Justice John Paul Stevens on the U.S. Supreme Court and Judge Harry T. Edwards of the U.S. Court of Appeals for the D.C. Circuit.

36    BLACKROCK, INC. 2017 PROXY STATEMENT

Corporate Governance ● Other Executive Officers

Gary S. Shedlin age 53

Senior Managing Director, has been Chief Financial Officer of BlackRock since 2013. Prior to joining BlackRock, Mr. Shedlin was Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group at Morgan Stanley from 2010 to 2013. Prior to that, Mr. Shedlin worked at Citigroup from 2004 to 2010, where he most recently served as Chairman of the Financial Institutions Group. Previously, Mr. Shedlin worked at Lazard Ltd. from 1990 to 2004, where he served as Managing Director and the Co-Head of the Financial Institutions Group.

Jeffrey A. Smith, Ph.D. age 46

Senior Managing Director, has been Head of Global Human Resources of BlackRock since 2009. Prior to joining BlackRock in 2009, Dr. Smith was the Global Head of Human Resources of Barclays Global Investors since 2007.

Ryan D. Stork age 45

Senior Managing Director, has been BlackRock’s Chairman, Asia Pacific since 2014. From 2008 to 2014, Mr. Stork was Global Head of the Aladdin® business within BlackRock Solutions and from 2005 to 2008 he was based out of BlackRock’s London office and responsible for business development and client service across the region. Between 1999 and 2005, Mr. Stork worked within BlackRock’s institutional business. Prior to joining BlackRock, Mr. Stork worked at PennCorp Financial Group and Conning Asset Management.

Ownership of BlackRock

Common and Preferred

Stock

Common Stock

The following table includes certain information about the beneficial ownership of BlackRock’s voting securities as of March 31, 2017 by: (i) each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock; (ii) each of BlackRock’s directors and nominees; (iii) each of the executive officers named in the 2016 Summary Compensation Table; and (iv) all of BlackRock’s executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the Security Ownership Table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2017, through the exercise of any option, warrant or right.

BLACKROCK, INC. 2017 PROXY STATEMENT    37

Ownership of BlackRock Common and Preferred Stock ● Common Stock

As of March 31, 2017, there were 161,798,937 shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock(1)	Percent of common stock outstanding
The PNC Financial Services Group, Inc. and affiliates(2)	34,582,105	21.37%
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Norges Bank (The Central Bank of Norway)(3)	8,552,813	5.28%
Bankplassen 2
PO Box 1179 Sentrum
NO 0107 Oslo, Norway
Abdlatif Yousef Al-Hamad	4,767	*
Mathis Cabiallavetta(4)	5,092	*
Pamela Daley	1,607	*
William S. Demchak	1,200	*
Jessica P. Einhorn	1,452	*
Laurence D. Fink	1,041,711	*
Fabrizio Freda	2,442	*
Murry S. Gerber	38,686	*
Robert L. Goldstein	29,048	*
James Grosfeld	513,780	*
Robert S. Kapito	411,144	*
David H. Komansky	9,115	*
J. Richard Kushel(4)	158,700	*
Sir Deryck Maughan	9,921	*
Cheryl D. Mills	1,124	*
Gordon M. Nixon	252	*
Thomas H. O’Brien(4)	15,072	*
Charles H. Robbins	—	*
Ivan G. Seidenberg	11,330	*
Gary S. Shedlin	9,123	*
Marco Antonio Slim Domit	2,538	*
John S. Varley	1,846	*
Susan L. Wagner(4)	494,629	*
All directors and executive officers as a group (28 persons)(4)	3,005,160	1.86%

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.

(1)	Does not include unvested restricted stock (“RS”), unvested/unsettled restricted stock units (“RSUs”) and unvested stock options.

(2)	Based on the Schedule 13G of The PNC Financial Services Group, Inc. and affiliates filed on February 3, 2017.

(3)	Based on the Schedule 13G of Norges Bank (The Central Bank of Norway) filed on February 24, 2017.

(4)	Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).

38    BLACKROCK, INC. 2017 PROXY STATEMENT

Ownership of BlackRock Common and Preferred Stock ● Preferred Stock

Preferred Stock

As of March 31, 2017, there were 823,188 shares of BlackRock’s Series B non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $0.01 per share (the “Series B Preferred Stock”), and 246,522 shares of BlackRock’s Series C non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $40.00 per share (the “Series C Preferred Stock”). As of March 31, 2017, PNC owned all issued and outstanding shares of our Series B Preferred Stock and Series C Preferred Stock.

Section 16(a) Beneficial

Ownership Reporting

Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, Section 16 officers and persons who own more than 10% of a registered class of BlackRock’s equity securities to file reports of holdings of, and transactions in, BlackRock shares with the SEC and the NYSE. To the best of BlackRock’s knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2016, our directors, Section 16 officers and 10% holders met all applicable SEC filing requirements, except for one late Form 4 filing made on behalf of Mr. Shedlin on December 22, 2016, due to an administrative error.

BLACKROCK, INC. 2017 PROXY STATEMENT    39

Certain Relationships and

Related Transactions

PNC and its Subsidiaries

As of March 31, 2017, PNC beneficially owned approximately 21.2% of BlackRock’s common stock outstanding and 21.7% of BlackRock’s capital stock, which includes outstanding common stock and nonvoting preferred stock.

William S. Demchak, Chairman, President and Chief Executive Officer of PNC, serves as a director of BlackRock. Although PNC has a right to, and reserves the right to do so under the PNC Stockholder Agreement, PNC has elected not to appoint a second director to the Board at this time. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Head of Regulatory and Governmental Affairs of PNC, is the PNC observer.

BlackRock provides investment advisory and administration services to certain PNC subsidiaries and separate accounts for a fee based on assets under management. The amount of investment advisory and administration fees earned from PNC and its affiliates in relation to these services in 2016 totaled $3.4 million.

BlackRock provides risk management advisory services to PNC’s corporate and line of business asset/liability management committees, for which it received an annual fee of $6.8 million for 2016. BlackRock also recorded revenue of $2.7 million related to non-discretionary trading services.

BlackRock incurred expenses of $1.9 million to PNC affiliates in 2016 for service fees related to certain retail and institutional clients.

Transactions between BlackRock Funds and Client Accounts and PNC and its Subsidiaries

From time to time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with PNC and its subsidiaries. The amount of compensation or other value received by PNC in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. PNC may also act as the underwriter of securities purchased by BlackRock-managed funds and accounts. We principally engage in fixed income transactions with PNC. PNC (including its subsidiaries) was among one of BlackRock’s many fixed income trading counterparties in 2016. Fixed income transactions are typically not traded on a commission basis and, accordingly, the amounts earned by PNC and its subsidiaries on such transactions cannot be determined.

PNC may, from time to time in the ordinary course of business, make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with these loans. BlackRock may be an investor in or co-investor alongside these funds and accounts. BlackRock products and client accounts also enter into a variety of other arrangements with PNC and its subsidiaries on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to PNC or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In these cases, BlackRock may be responsible for payment of fees incurred in excess of these caps and amounts would be reflected in the fees for administrative services described above. Additionally, PNC or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

40    BLACKROCK, INC. 2017 PROXY STATEMENT

Certain Relationships and Related Transactions ● PNC and its Subsidiaries

Stockholder Agreement with PNC

BlackRock is a party to the PNC Stockholder Agreement, which governs PNC’s ownership interests in and relationship with BlackRock. BlackRock and PNC are also parties to a registration rights agreement. The following table describes certain key provisions of the PNC Stockholder Agreement as amended and restated.

Share Ownership

The PNC Stockholder Agreement provides for a limit on the percentage of BlackRock capital stock that may be owned by PNC at any time (which we refer to as the “PNC ownership cap”). Due to the PNC ownership cap, PNC is generally not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, it would hold greater than 49.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 38% of the sum of the total voting securities and participating preferred stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time.

In addition, PNC may not acquire any shares of BlackRock from any person other than BlackRock or a person that owns 20% or more of the total voting power of the capital stock of BlackRock (other than itself) if, after such acquisition, it would hold capital stock of BlackRock representing more than 90% of the PNC voting ownership cap.

Prohibited Actions

PNC is prohibited from taking part in, soliciting, negotiating with, providing information to or making any statement or proposal to any person, or making any public announcement, with respect to:

•    an acquisition which would result in PNC holding more than the PNC ownership cap, or holding any equity securities of any controlled affiliate of BlackRock;

•    any business combination or extraordinary transaction involving BlackRock or any controlled affiliate of BlackRock, including a merger, tender or exchange offer or sale of any substantial portion of the assets of BlackRock or any controlled affiliate of BlackRock;

•    any restructuring, recapitalization or similar transaction with respect to BlackRock or any controlled affiliate of BlackRock;

•    any purchase of the assets of BlackRock or any controlled affiliate of BlackRock, other than in the ordinary course of its business;

•    being a member of a “group”, as defined in Section 13(d)(3) of the Exchange Act, for the purpose of acquiring, holding or disposing of any shares of capital stock of BlackRock or any controlled affiliate of BlackRock;

•    selling any BlackRock capital stock in an unsolicited tender offer that is opposed by the BlackRock Board;

•    any proposal to seek representation on the Board of BlackRock except as contemplated by the PNC Stockholder Agreement;

•    any proposal to seek to control or influence the management, Board or policies of BlackRock or any controlled affiliate of BlackRock except as contemplated by the PNC Stockholder Agreement; or

•    any action to encourage or act in concert with any third party to do any of the foregoing.

Additional Purchase of Voting Securities

The PNC Stockholder Agreement gives PNC the right, in any issuance of BlackRock voting stock, (1) to purchase an amount of such stock or, at PNC’s option, Series B Preferred Stock, upon such issuance that would result in PNC holding the lesser of (a) the PNC ownership cap or (b) an ownership percentage in BlackRock equal to what it held prior to the issuance, and (2) if as a result of such stock issuance PNC’s beneficial ownership of the total voting power of BlackRock capital stock decreases to less than 38%, to exchange such number of shares of Series B Preferred Stock for shares of common stock on a one-for-one basis such that following the stock issuance, PNC will beneficially own shares of voting securities representing not more than 38% of the total voting power of BlackRock capital stock, unless such issuance constitutes a public offering and would not, together with any stock issuance constituting a public offering since September 29, 2006, after taking into account any share repurchases by BlackRock since September 29, 2006 and transfers by PNC, decrease PNC’s total voting power to 90% or less of the PNC ownership cap.

BLACKROCK, INC. 2017 PROXY STATEMENT    41

Certain Relationships and Related Transactions ● PNC and its Subsidiaries

Share Repurchase

If BlackRock engages in a share repurchase, BlackRock may require PNC to sell an amount of securities that will cause its beneficial ownership of BlackRock capital stock not to exceed its total ownership cap or voting ownership cap.

Transfer Restrictions

PNC may not transfer any capital stock of BlackRock beneficially owned by it, except for transfers to its respective affiliates and transfers in certain other specified categories of transactions that would result in the beneficial ownership, by any person, of more than 10% of the total voting power of issued and outstanding BlackRock capital stock with respect to transfers to persons who would be eligible to report their holdings of BlackRock capital stock on Schedule 13G or of more than 5% of the total voting power of issued and outstanding capital stock with respect to any other persons.

Right of Last Refusal

PNC must notify BlackRock if it proposes to sell shares of BlackRock capital stock in a privately negotiated transaction. Upon receipt of such notice, BlackRock will have the right to purchase all of the stock being offered, at the price and terms described in the notice. These notification requirements and purchase rights do not apply in the case of tax-free transfers to charitable organizations or foundations and tax-deferred transfers.

Corporate Governance

Board Designation: The PNC Stockholder Agreement provides that BlackRock will use its best efforts to cause the election at each annual meeting of stockholders such that the Board will consist of no more than 19 directors:

•    not less than two nor more than four directors who will be members of BlackRock management;

•    two directors who will be designated by PNC, provided, however, that if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 10% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause one of such PNC designees to resign and the number of PNC designees permissible shall be reduced to one; and provided further, that, if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 5% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause a second PNC designee to resign and the number of PNC designees permissible shall be reduced to zero; and

•    the remaining directors who will be independent for purposes of the rules of the NYSE and will not be designated by or on behalf of PNC or any of its affiliates.

Of the current directors, William S. Demchak was designated by PNC. PNC has elected not to appoint a second director to the Board at this time, though it reserves the right to do so. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Head of Regulatory and Governmental Affairs of PNC, is the PNC observer.

Voting Agreement: PNC has agreed to vote all of its voting shares in accordance with the recommendation of the Board on all matters to the extent consistent with the provisions of the PNC Stockholder Agreement, including the election of directors.

Approvals: Under the PNC Stockholder Agreement, the following may not be done without prior approval of all of the independent directors, or at least two-thirds of the directors, then in office:

•    appointment of a new Chief Executive Officer of BlackRock;

•    any merger, issuance of shares or similar transaction in which beneficial ownership of a majority of the total voting power of BlackRock capital stock would be held by persons different from those currently holding such majority of the total voting power, or any sale of all or substantially all assets of BlackRock;

•    any acquisition of any person or business that has a consolidated net income after taxes for its preceding fiscal year that equals or exceeds 20% of BlackRock’s consolidated net income after taxes for its preceding fiscal year if such acquisition involves the current or potential issuance of BlackRock capital stock constituting more than 10% of the total voting power of BlackRock capital stock issued and outstanding immediately after completion of such acquisition;

•    any acquisition of any person or business constituting a line of business that is materially different from the lines of business BlackRock and its controlled affiliates are engaged in at that time if such acquisition involves consideration in excess of 10% of the total assets of BlackRock on a consolidated basis;

42    BLACKROCK, INC. 2017 PROXY STATEMENT

Certain Relationships and Related Transactions ● PNC and its Subsidiaries

•    except for repurchases otherwise permitted under their respective stockholder agreements, any repurchase by BlackRock or any subsidiary of shares of BlackRock capital stock such that, after giving effect to such repurchase, BlackRock and its subsidiaries shall have repurchased more than 10% of the total voting power of BlackRock capital stock within the 12-month period ending on the date of such repurchase;

•    any amendment to BlackRock’s certificate of incorporation or Bylaws;

•    any matter requiring stockholder approval pursuant to the rules of the NYSE; or

•    any amendment, modification or waiver of any restriction or prohibition on any significant stockholder (other than PNC or its affiliates) provided for under its stockholder agreement.

Committees: Consistent with applicable laws, rules and regulations, the Audit Committee, the MDCC and the Governance Committee are to be composed solely of independent directors. The Risk Committee and Executive Committee are not subject to any similar laws, rules or regulations, and as such, are composed of a mix of independent and non-independent directors. The PNC Stockholder Agreement provides that the Executive Committee will consist of not less than five members, of which one must be designated by PNC.

Significant Stockholder Transactions

The PNC Stockholder Agreement prohibits BlackRock or its affiliates from entering into any transaction with PNC or its affiliates, unless such transaction was in effect as of September 29, 2006, is in the ordinary course of business of BlackRock or has been approved by a majority of the directors of BlackRock, excluding those appointed by the party wishing to enter into the transaction.

Termination of the PNC Stockholder Agreement

The PNC Stockholder Agreement will terminate on the first day on which PNC and its affiliates own less than 5% of the capital stock of BlackRock, unless PNC sends a notice indicating its intent to increase its beneficial ownership above such threshold within 10 business days after it has fallen below such threshold, and PNC buys sufficient capital stock of BlackRock within 20 business days after PNC has notice that it has fallen below 5% of BlackRock capital stock such that it continues to own greater than 5% of BlackRock capital stock.

Transactions with BlackRock Directors, Executive Officers and

Other Related Parties

From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts. These investments are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.

How We Review, Approve or Ratify Transactions with Related Persons

On February 27, 2007, the Board adopted a written policy regarding related person transactions, which governs and establishes procedures for approving and ratifying related person transactions.

The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

BLACKROCK, INC. 2017 PROXY STATEMENT    43

Certain Relationships and Related Transactions ● Transactions with BlackRock Directors, Executive Officers and Other Related Parties

Related person transactions must be approved by a majority of the uninterested members of the Governance Committee or the Board. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the Governance Committee or the Board, the Chairperson of the Governance Committee may approve the transaction. In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including:

•	the related person’s relationship to BlackRock and his or her interest in the transaction;

•	the benefits to BlackRock;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	the availability of comparable products or services that would avoid the need for a related person transaction; and

•	the terms of the transaction and the terms available to unrelated third parties or to employees generally.

PNC Approval Process

The policy provides that transactions (other than transactions in the ordinary course of business) with PNC are governed by the special approval procedures detailed in the PNC Stockholder Agreement. Those approval procedures prohibit BlackRock or its affiliates from entering into any transaction (other than any transaction in the ordinary course of business) with PNC or its affiliates unless such transaction was in effect as of September 29, 2006 or has been approved by a majority of the directors of BlackRock, excluding those designated for appointment by the party wishing to enter into the transaction. Of the current directors, William S. Demchak was designated by PNC.

Prior to the adoption of this policy, related person transactions, including certain of the transactions described above under “— PNC and its Subsidiaries” and “— Stockholder Agreement with PNC”, were reviewed with the Board at the time of entering into such transactions.

Management Development

and Compensation

Committee Interlocks and

Insider Participation

The members of the MDCC during 2016 were Ms. Mills and Messrs. Gerber (Chairperson), Komansky, Grosfeld, Maughan and Nixon. No member of the MDCC was, during the fiscal year, an officer or employee, or formerly an officer or employee, involved in any related person transactions requiring disclosure in this Proxy Statement.

No executive officer of BlackRock served (i) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the MDCC of BlackRock, (ii) as a director of another entity, one of whose executive officers served on the MDCC of BlackRock, or (iii) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of BlackRock.

44    BLACKROCK, INC. 2017 PROXY STATEMENT

Item 2

Non-Binding Advisory Vote

on Compensation for Named Executive Officers

We are asking our shareholders to approve the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement.

While this vote is advisory, and not binding on our Company, it will provide information to our Board and the MDCC regarding investor sentiment about our executive compensation philosophy, policies and practices. Our Board and the MDCC value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of NEOs as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the MDCC will evaluate whether any actions are necessary to address those concerns.

Before You Vote

In considering your vote, we encourage shareholders to review the information on BlackRock’s compensation policies and decisions regarding the NEOs presented in the discussion regarding the MDCC on page 46, as well as “Compensation Discussion and Analysis” beginning on page 47.

Our pay-for-performance compensation philosophy is structured to align management’s interests with our shareholders’ interests. A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance. BlackRock has adopted strong governance practices for its employment and compensation programs. Compensation programs are reviewed annually to ensure that they do not promote excessive risk taking.

Board Recommendation

The Board of Directors recommends you vote “FOR” the approval of the compensation of our NEOs.

BLACKROCK, INC. 2017 PROXY STATEMENT    45

Management Development

and Compensation

Committee Report

Management Development and Compensation Committee Report on Executive Compensation for Fiscal Year 2016

The MDCC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Murry S. Gerber, Chair

James Grosfeld

David H. Komansky

Sir Deryck Maughan

Cheryl D. Mills

Gordon M. Nixon

46    BLACKROCK, INC. 2017 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

Introduction

BlackRock’s executive compensation program is designed to align management incentives with the long-term interests of our shareholders. Our total annual compensation structure embodies our commitment to align pay with performance. This Compensation Discussion and Analysis (“CD&A”) provides shareholders with information about BlackRock’s business and 2016 financial performance, our disciplined compensation approach and 2016 compensation decisions for our NEOs, listed below.

Laurence D. Fink Chairman and Chief Executive Officer (“CEO”)	Robert S. Kapito President	Robert L. Goldstein Chief Operating Officer (“COO”)	J. Richard Kushel Head of Multi-Asset Strategies Group	Gary S. Shedlin Chief Financial Officer (“CFO”)

BLACKROCK, INC. 2017 PROXY STATEMENT    47

Introduction

Shareholder Engagement on Executive Compensation

Our Board recognizes the importance of executive compensation decisions to our shareholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:

•	evaluate our executive compensation philosophy, policies and practices;

•	evaluate the alignment of the compensation of BlackRock’s NEOs with BlackRock’s results; and

•	cast an advisory vote to approve the compensation of BlackRock’s NEOs.

At the 2016 Annual Meeting of Shareholders, the say-on-pay advisory vote received majority support, with 91% of the votes cast in favor of our executive compensation. Our Board encourages an open and constructive dialogue with shareholders on compensation to ensure alignment on policies and practices.

The MDCC considered shareholder input when it designed the CEO and President compensation framework as well as the BlackRock Performance Incentive Plan (“BPIP”) awards and this year’s annual frequency of the say-on-pay advisory vote.

As in prior years, we engaged shareholders in advance of this year’s annual meeting to incorporate their views as we continue to enhance our compensation programs.

BlackRock Shareholder Value Framework

BlackRock is committed to delivering long-term shareholder value. While our financial results can, at times, be affected by global capital market conditions that are beyond our control, management has the ability to influence key drivers of shareholder value.

As described below, BlackRock’s framework for long-term value creation is based on our ability to:

•	generate differentiated organic growth;

•	enhance our scale to deliver operating leverage; and

•	return capital to shareholders on a consistent and predictable basis.

BlackRock’s commitment to delivering shareholder value is aligned with the way we manage our business. By putting clients’ interests first and delivering investment solutions, risk management and technology to help them meet their objectives, we are able to build our business organically, adding new assets under management (“AUM”) and growing risk management and technology offerings, in turn, driving Organic Revenue growth1.

Scale is an important driver of operating leverage that benefits our operating margin and clients. We take advantage of scale in numerous areas of our business including through our index-based investment strategies, brand spend and technology platform, including our Aladdin business.

BlackRock’s diversified platform, in terms of styles, products, client types and geographies, generates more stable cash flows through market cycles, positioning BlackRock to first invest for future growth, while prudently managing discretionary expenses and then to return capital to our shareholders. For more details, refer to “Business Outlook” on page 32 of our 2016 Form 10-K.

During 2016, we returned $2.7 billion to our shareholders through a combination of share repurchases and dividends.

1	Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s net new business, including net new Aladdin revenue, excluding the subsequent effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in the current year.

48    BLACKROCK, INC. 2017 PROXY STATEMENT

Organic Growth + Operating Leverage + Capital Management = EPS Growth

Compensation Discussion and Analysis ● 1: Introduction

BlackRock 2016 Performance1

BlackRock’s 2016 results reflect our continued commitment to optimize the growth of our diverse investment, technology and risk management capabilities in the most efficient manner possible. Full-year results reflected industry-leading organic growth, continued operating margin expansion and consistent capital management. Investment performance results across our active and index strategies as of December 31, 2016 are included in Item 1 of our 2016 Form 10-K.

Differentiated Organic Growth

Organic asset growth of 4% in 2016 contributed to positive Organic Revenue growth2:

•	Long-term net inflows of $181 billion reflected positive net inflows across asset classes and benefitted from significant inflows into iShares;

•	Flows contributed to long-term annual organic asset growth of 13% in iShares, 2% in Institutional and (2)% in Retail;

•	BlackRock Solutions achieved 11% revenue growth; and

•	Total revenue declined 2% from 2015 to $11,155 million driven by a decline in performance fees.

Consistent Capital Return

$2.7 billion was returned to shareholders in 2016:

•	Annual dividend of $9.16 per share, reflected an increase of 5% from $8.72 in 2015; and

•	$1.1 billion of outstanding shares were repurchased in 2016, driving a reduction in net share count of 2.5 million shares.

Operating Leverage

Operating income, as adjusted, was flat versus 2015. Continued margin expansion was driven by realizing the benefits of scale and expense discipline:

•	As adjusted operating income of $4,674 million was flat versus 2015, despite a 2% decline in revenue;

•	As adjusted compensation and benefits expense-to-revenue ratio was 34.5%, representing a decrease of 40 bps from 2015;

•	G&A expense of $1.3 billion was 6% below 2015 levels despite the impact of acquisitions, reflecting expense awareness in a volatile market environment; and

•	Operating Margin, as adjusted, of 43.7% was up 80 bps from 2015.

Earnings Growth

As adjusted diluted earnings per share (“EPS”) of $19.29 declined 2% versus 2015:

•	Despite organic growth, operating margin expansion and share repurchases in 2016, EPS declined versus 2015 due to lower non-operating income and a higher tax rate in 2016.

1	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with generally accepted accounting principles in the United States, please see Annex A.
2	Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s net new business, including net new Aladdin revenue, excluding the subsequent effect of market appreciation/ (depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in the current year.

BLACKROCK, INC. 2017 PROXY STATEMENT    49

Compensation Discussion and Analysis ● 1: Introduction

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2016 year-end compensation decisions for individual NEOs by the MDCC.

1	All grants of BlackRock equity (including the portion of the annual incentive awards granted in RSUs and BlackRock Performance Incentive Plan (“BPIP”) awards) are approved by the MDCC under the Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Stock Plan”), which has been previously approved by shareholders. The Stock Plan allows multiple types of awards to be granted.

2	The value of the 2016 long-term incentive BPIP awards and the value of the equity portion of the bonus for 2016 annual incentive awards was converted into RSUs by dividing the award value by $375.22, which represented the average of the high and low prices per share of common stock of BlackRock on January 17, 2017.

3	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy, as detailed on page 54.

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the MDCC determined 2016 total annual compensation outcomes for each NEO, as outlined in the table below.

		2016 Annual Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (“BPIP”)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2015
Laurence D. Fink	$900,000	$8,000,000	$4,150,000	$12,450,000	$25,500,000	-2%
Robert S. Kapito	$750,000	$6,500,000	$3,209,000	$9,626,000	$20,085,000	1%
Robert L. Goldstein	$500,000	$2,850,000	$1,900,000	$2,100,000	$7,350,000	1%
J. Richard Kushel	$500,000	$2,490,000	$1,540,000	$1,970,000	$6,500,000	1%
Gary S. Shedlin	$500,000	$2,350,000	$1,400,000	$1,850,000	$6,100,000	2%

The amounts listed above as “2016 Annual Incentive Award: Deferred Equity” and “Long-Term Incentive Award (“BPIP”)” were granted in January 2017 in the form of equity and are separate from the cash award amounts listed above as “2016 Annual Incentive Award: Cash.” In conformance with SEC requirements, the 2016 Summary Compensation Table on page 67 reports equity in the year granted, but cash in the year earned.

50    BLACKROCK, INC. 2017 PROXY STATEMENT

64-65% of total annual compensation is awarded in equity 96% of total compensation is variable and based on performance 53-54% of total annual compensation is awarded in equity 92-93% of total compensation is variable and based on performance Base Salary (Cash) <4% of pay $900k $750k Base Salary (Cash) 7-8% of pay Annual Incentive (Cash) 31-32% of pay $8.00M 100% of target $6.5M 100% of target Annual Incentive (Cash3) 38-39% of pay Annual Incentive (Deferred Equity1,2) 16% of pay $4.15M $3.21M Annual Incentive (Deferred Equity1,2,3) 23-26% of pay Long-Term Incentive (BPIP) (Performance Based Equity1,2) 48-49% of pay $12.45M 75% of equity is awarded in BPIP $9.63M 75% of equity is awarded in BPIP Long-Term Incentive (BPIP) (Performance Based Equity1,2) 29-30% of pay

Our Compensation

Program

Compensation Program Objectives

Our compensation program is designed to:

•	appropriately balance BlackRock’s financial results between shareholders and employees;

•	determine overall compensation based on a combination of firm, business area and individual employee performance;

•	align the interests of our senior-level employees, including NEOs, with those of shareholders through the use of long-term performance-based equity awards and accumulation of meaningful share ownership positions;

•	discourage excessive risk-taking; and

•	attract, motivate and retain high-performing employees.

Compensation Elements

Element/How it is Paid	Purpose	Description
BASE SALARY Cash	To provide competitive fixed compensation based on knowledge, skills, experience and responsibilities.

Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows BlackRock to effectively manage its fixed expenses.

Base salary levels are reviewed periodically in light of market practices and changes in responsibilities.

ANNUAL

INCENTIVE AWARD

Cash and

Deferred Equity

(Time-vested RSUs)

Terms:

The deferred equity portion of the annual incentive award is converted into a number of RSUs using a conversion price.(1)

The deferred equity portion of the annual incentive award vests in equal installments over the three years following grant.

Dividend equivalents accumulate during the vesting period and are paid following delivery of shares.

Expense is recognized over the vesting period.

To reward achievement of goals and objectives.

Aligns with Company-wide performance and business unit / function performance.

Deferred equity component aligns compensation with multi-year shareholder outcomes.

For CEO and President

Annual incentive award determinations for CEO and President are based upon the pay framework outlined on page 54.

Annual cash incentive awards may range from 0% to 125% of a pre-defined target amount.

The time-based RSU component of the annual incentive award is determined separately at the MDCC’s discretion; however, it is expected that up to, but no more than, 50% of total equity compensation value granted with respect to a particular performance year will be time-based with the remainder in the form of performance-based equity.

For Other NEOs

Annual incentive award determinations do not rely on a specific formula, which allows the MDCC to use judgment in considering qualitative and quantitative performance. A variety of factors are considered to determine the size of an NEO’s annual incentive award. The MDCC considers absolute and/or relative performance outcomes against Company, business and individual NEO goals and objectives, as well as the context in which they were achieved. These goals and objectives are set in the first quarter and performance against them is assessed at year-end. See “Compensation Determination Process” beginning on page 56.

Higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy. Deferral amounts follow a step-function approach, starting at 15% of award and increasing to 50% of award for the portion of the bonus in excess of $3.0 million.

(1)	For 2016 deferred equity, the award value was converted into a number of RSUs by dividing the award value by $375.22, which represented the average of the high and low prices per share of BlackRock common stock on January 17, 2017.

BLACKROCK, INC. 2017 PROXY STATEMENT    51

Compensation Discussion and Analysis ● 2: Our Compensation Program

Compensation Elements: Continued

Element/How it is Paid	Purpose	Description

LONG-TERM INCENTIVE

AWARD (“BPIP”)

Performance Based Equity

(Performance Based RSUs)

Terms:

The target BPIP award value is converted into a base number of RSUs using a conversion price.(1)

Dividend equivalents accumulate during the vesting period and are paid in cash after the performance period with respect to the number of shares that are delivered in settlement of the award.

Expense, based on the expected number of awards to be delivered, is recognized over the vesting period.

To recognize the scope of an individual employee’s role, business expertise and leadership skills.

To recognize prior year performance and anticipate continued performance and long-term focus over a multi-year period.

Aligns the interests of senior-level employees with those of shareholders by aligning compensation with long-term drivers of shareholder value

While no specific formulas or weights are used to determine the size of long-term incentive awards, the MDCC considers the role and influence of the NEO on setting long-term strategy and in executing long-term objectives in determining individual award amounts. See “Compensation Determination Process” beginning on page 56.

The performance-based RSUs are settled in a number of shares of common stock that is determined based on the level of attainment of pre-established Organic Revenue and Operating Margin, as adjusted, targets over a three-year performance period.

The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned in the event of negative Organic Revenue and Operating Margin, as adjusted, below a threshold level of performance over a three-year performance period.

(1)	For 2016 long-term incentive BPIP awards, the award value was converted into a number of RSUs by dividing the award value by $375.22, which represented the average of the high and low prices per share of common stock of BlackRock on January 17, 2017.

BlackRock Performance Incentive Plan (“BPIP”)

BlackRock believes in aligning the interests of our senior-level employees, including our NEOs, with those of our shareholders, and in closely aligning compensation with long-term performance.

In January 2015, with the advice of the MDCC’s independent compensation consultant, Semler Brossy, the MDCC approved a new form of performance-based equity awards, referred to as BPIP awards, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, shareholder input and market trends. BPIP was designed to further align compensation with management’s long-term creation of shareholder value.

Each NEO was granted a BPIP award in January 2015 and January 2016 as part of his or her incentive compensation for their 2014 and 2015 performance, respectively. Similarly, a portion of each NEO’s incentive compensation for 2016 was in the form of a BPIP award granted in January 2017. In addition to recognizing an NEO’s performance in the prior year, the BPIP awards are intended to incentivize continued performance and long-term focus over a multi-year period. The January 2017 BPIP grants are described in further detail below.

BlackRock is focused on achieving the right balance of investing in our business to drive growth in Organic Revenue, and the impact those investments have on our expense base and Operating Margin, as adjusted. For purposes of BPIP awards granted prior to 2017, Organic Revenue did not include fees generated from BlackRock’s cash management business. In recognition of the increasing strategic importance of this business in a potential rising interest rate environment, Organic Revenue for purposes of BPIP awards granted in 2017 includes fees generated from cash management.

BPIP awards are granted in the form of RSUs that vest after three years. The number of shares vesting under BPIP is based on the attainment of specified levels of Organic Revenue and Operating Margin, as adjusted over a three-year performance period.

52    BLACKROCK, INC. 2017 PROXY STATEMENT

Compensation Discussion and Analysis ● 2: Our Compensation Program

BPIP FINANCIAL METRICS

BPIP is tied to two key drivers of shareholder value – Organic Revenue and Operating Margin, as adjusted, over a three-year performance period – that are directly influenced by BlackRock’s senior-level employees across market cycles.

•    Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s net new business, including net new Aladdin revenue, excluding the subsequent effect of market appreciation/(depreciation) and foreign exchange. Organic revenue is not directly correlated with the actual revenue earned in the current year.

•    Operating Margin, as adjusted, is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate.

Similar to previous BPIP awards, the January 2017 BPIP awards have a three-year performance period that commenced on January 1, 2017 and ends on December 31, 2019. Each BPIP award consists of a “base” number of RSUs granted to the recipient. Distributions will be in the form of common stock.

BPIP AWARD DETERMINATION:

For all outstanding BPIP Awards, the number of shares that a recipient ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the January 2017 BPIP Award Determination Matrix below. The percentage will be determined by BlackRock’s annual average Organic Revenue and Operating Margin, as adjusted, during the performance period; performance between two adjacent points on the matrix will be extrapolated.

A summary version of the matrix for the January 2017 BPIP Awards is set forth below.

JANUARY 2017 BPIP AWARD DETERMINATION MATRIX

	3-yr Average Organic Revenue ($M)
3-yr Average Op Margin, as Adjusted	<=0	200	400	600	>=800
>=49.0%	100%	116%	133%	149%	165%
47.0%	83%	105%	122%	138%	154%
45.0%	67%	92%	111%	127%	143%
43.0%	50%	75%	100%	116%	133%	Target Level
41.0%	33%	58%	83%	105%	122%
39.0%	17%	42%	67%	92%	111%
<=37.0%	0%	25%	50%	75%	100%

If target level performance is achieved (i.e., during the three-year performance period, BlackRock has average annual Organic Revenue equal to $400 million and average annual Operating Margin, as adjusted, equal to 43.0%), a participant will receive a number of shares equal to 100% of the base number of units granted to the participant.

If during the three-year performance period, BlackRock has zero or negative average Organic Revenue and average Operating Margin, as adjusted, 37.0% or less, the participant will not be entitled to a distribution of any shares under their 2017 BPIP award.

BLACKROCK, INC. 2017 PROXY STATEMENT    53

Compensation Discussion and Analysis ● 2: Our Compensation Program

If during the three-year performance period, BlackRock were to deliver average Organic Revenue of $600 million and average Operating Margin, as adjusted, of 43%, then a recipient receiving a BPIP award valued at $2.0 million in January 2017 would receive a distribution of 6,182 shares, or 116% of the base number of RSUs granted. Outlined below is an example of how this above-target level achievement would be calculated.

JANUARY 2017 BPIP GRANT: EXAMPLE

BPIP Award Value For Performance Year 2016 and in anticipation of continued performance and long-term focus over a multi-year period	$2,000,000
2016 Conversion Price The average of the high and low prices per share of common stock of BlackRock on January 17, 2017 (the grant date)	$375.22
Base number of units granted Determined by dividing the dollar value of the recipient’s award by the conversion price	5,330 ($2,000,000 / $375.22)
Hypothetical Performance Results	$600M
Jan 1, 2017 to Dec 31, 2019 (3-year) average Organic Revenue	(i.e., above target)
Jan 1, 2017 to Dec 31, 2019 (3-year) average Operating Margin, as adjusted	43% (i.e., at target)
Resulting Award Payout (%) Based on Award Determination Matrix	116%
Resulting Award Payout (Number of units)	6,182
Base number of units granted x Award Payout (%)	(5,330 x 116%)

If maximum level performance is achieved, then a participant will receive the maximum number of shares (meaning that during the performance period, BlackRock delivered average Organic Revenue equal to or greater than $800 million and average Operating Margin, as adjusted, equal to or greater than 49%). The maximum number of shares a participant may receive under BPIP is equal to 165% of the base number of units.

Our Compensation Framework

Our compensation program for NEOs continues to include base salary, annual incentive awards (cash and deferred equity) and long-term performance-based incentive awards.

Annual Incentive Awards – Pay and Performance Alignment for CEO and President

Under this program, target annual cash incentive awards (“cash bonus”) have been established at $8.0 million and $6.5 million for our CEO and President, respectively. Actual cash bonuses can range from 0% up to a maximum of 125% of the target amount ($10.0 million and $8.125 million for the CEO and President, respectively). To determine the actual cash bonus amount, the MDCC used the framework below to assess individual performance. The MDCC created three categories and assigned a weighting factor to each, with 50% of the award opportunity dependent on BlackRock’s financial performance. To assess improvement in our business and organizational strengths, the MDCC uses internal BlackRock performance measures and may also consider peer group comparisons.

The MDCC maintains discretion in setting the final awards in order to determine the quality of the outcomes and to reflect the executives’ ability to adapt to the evolving business environment throughout the year.

54    BLACKROCK, INC. 2017 PROXY STATEMENT

Compensation Discussion and Analysis ● 2: Our Compensation Program

How We Determine Annual Cash Bonus Amounts for our CEO and President

Category	% of Award Opportunity	Measures Generally Include (internal BlackRock metrics and/or peer comparisons may be considered)
Financial Performance		•	Net New Business
		•	Net New Base Fees
		•	Operating Income
		•	Operating Margin, As Adjusted
		•	EPS
		•	Total Return and P/E Multiple
Business Strength		•	Relative Investment Performance Across Alpha and Beta Strategies
		•	Strategic Initiatives
		•	Client Retention and Client Relationship Strength
		•	Risk Management
		•	Operational Performance
Organizational Strength		•	Employee Engagement
		•	Leadership Bench Strength and Succession Plans
		•	Inclusiveness and Diversity Objectives

In addition to the annual cash incentive awards, the MDCC expects to continue to make annual equity awards to both Mr. Fink and Mr. Kapito, with at least half of such equity awards being long-term and contingent on future financial or other business performance requirements.

How We Determine Other NEO Compensation

DETERMINATION OF OTHER NEOs’ ANNUAL INCENTIVE COMPENSATION IS BASED ON:

•	an assessment of the individual NEO’s contributions to overall Company results and individual business results throughout the year; and

•	each NEO’s influence on setting long-term strategy and in executing long-term objectives.

INPUTS TO INDIVIDUAL NEO TOTAL ANNUAL COMPENSATION DECISIONS INCLUDE:

•	Financial factors such as revenue, operating income, EPS, operating margin and compensation and profitability margins;

•	Non-financial factors such as individual NEO performance, overall investment performance, client relationship strength and organizational discipline; and

•	Other considerations such as external market conditions and market intelligence on competitive compensation. See “Competitive Pay Positioning - Market Data” on page 57.

The deferred equity component of each of our other NEOs’ annual incentive award is determined by a Company-wide deferral policy. Higher annual incentive awards are subject to higher deferral percentages. All long-term equity-based incentive awards granted under BPIP are funded and awarded separately from the total bonus pool and are determined on a subjective basis as part of the MDCC’s total annual compensation decision.

BLACKROCK, INC. 2017 PROXY STATEMENT    55

Compensation

Determination Process

Compensation Decision Timeline and Process

The MDCC structures the timing and process for determining individual NEO compensation to ensure that compensation is appropriately aligned with the financial performance of BlackRock. This also ensures recognition of individual NEO leadership and operating contributions toward achieving our overall strategic priorities.

*	Signifies Board meetings. Board topics include Financial, Business, Market, Talent Reviews and/or Committee updates.

At the beginning of each year, management reviews the annual budget with the MDCC. The MDCC and CEO establish financial and business goals and objectives. These goals and objectives provide the context for an evaluation of performance at year-end.

The MDCC regularly meets with the CFO to review YTD actual and projected financial information and reviews and certifies full-year financial information after year-end. Throughout the year, all members of the Board review strategic plans, financial and business results, talent development and succession planning, as well as other areas relevant to BlackRock’s performance.

The MDCC also reviews other measures of our financial, investment and operating performance, market intelligence on compensation and information about market conditions. In December, management reports on absolute and/or relative performance metrics compared to major competitors, year-over-year and budget. These metrics include growth in revenues, operating income, net income, operating margin and net new inflows of AUM and other quantitative and strategic measures.

56    BLACKROCK, INC. 2017 PROXY STATEMENT

Jan* Mar* May* Jul* Sep* Nov* Dec Jan* Set Goals and Objectives Review Budget Set CEO Goals and Objectives Monitor and Evaluate Performance Review Year-to-date (“YTD”) Financials Review YTD Financials Review YTD Financials Review YTD Financials Review YTD Financials Review YTD Financials Review Year-end Financials Assess Preliminary Performance Review Peer Market Data Review Consultant Reports on Compensation Review Preliminary NEO Performance Discuss NEO Pay Assess Final Performance and Determine Compensation Review Final NEO Performance Approve NEO Pay Approve BPIP Award Determination Matrix

Compensation Discussion and Analysis ● 3: Compensation Determination Process

Our compensation consultant also provides an independent report on publicly disclosed financial information and provides compensation information for certain publicly traded asset management companies to understand performance and trends in compensation among public asset managers (as described in “Role of the Compensation Consultant and Competitive Benchmarking” below).

In December, during an executive session with the MDCC, the CEO reviews the performance of all individual NEOs against business goals and objectives. During an executive session that excludes all members of management, the non-management directors assess the performance of the CEO against business goals and objectives.

In January, the MDCC reviews and certifies year-end financial results and other performance metrics as well as external data for comparison. The MDCC then determines final total annual incentive award amounts for each of our NEOs. The MDCC determines annual cash incentive award amounts for the CEO and President utilizing the annual cash incentive award framework, based on financial performance, business strength and organizational strength, supported by performance measures.

The MDCC also determines equity awards made through BPIP, our long-term incentive award. This timing allows the MDCC to consider full-year individual NEO performance assessments along with full-year financial and non-financial results in its final determination of compensation. The MDCC also determines the Award Determination Matrix for the three-year BPIP performance cycle. In setting financial performance requirements for the BPIP, the MDCC considers BlackRock’s past performance and the current market environment. Compensation decisions are made on a total annual compensation basis, with consideration of each element of compensation, as described on pages 51 to 52.

Competitive Pay Positioning - Market Data

Management engages McLagan Partners (“McLagan”), a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends. Management used McLagan surveys to (1) evaluate BlackRock’s competitive position overall, as well as by functional business and by title and (2) make comparisons on an individual NEO basis, where survey data was available and appropriate. Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.

Confidentiality obligations to McLagan and to its survey participants prevent BlackRock from disclosing the companies included in the surveys. Survey participants include stand-alone, publicly traded asset management companies as well as privately held or subsidiary asset management organizations for which publicly available compensation data is not available.

The MDCC reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

Role of the Compensation Consultant and Competitive Benchmarking

In 2016, the MDCC continued to engage Semler Brossy to provide objective advice on the compensation practices and the competitive landscape for the compensation of BlackRock’s executive officers.

Semler Brossy reports directly to the MDCC and interacts with BlackRock management when necessary and appropriate in carrying out assignments. Semler Brossy provides services only to the MDCC as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC and the MDCC concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the MDCC.

BLACKROCK, INC. 2017 PROXY STATEMENT    57

Compensation Discussion and Analysis ● 3: Compensation Determination Process

A representative from Semler Brossy met with the MDCC in formal Committee meetings and at key points throughout the year to provide objective advice to the MDCC on existing and emerging compensation practices among financial services companies, as well as companies in the asset management sector. Semler Brossy reviewed publicly disclosed compensation information for certain publicly traded asset management companies to understand trends in compensation among public asset managers, including:

Affiliated Managers Group, Inc. AllianceBernstein Holding L.P. Ameriprise Financial, Inc. Bank of New York Mellon Corp.	Eaton Vance Corp. Federated Investors, Inc. Franklin Resources, Inc. Invesco Ltd.	Legg Mason, Inc. Northern Trust Corp. State Street Corp. T. Rowe Price Group, Inc.

The broader suite of companies in the McLagan analyses, which include publicly traded companies as well as private companies, offers additional comparisons through which BlackRock can understand the competitiveness of its executive compensation programs overall, by functional business and by title/individual. Semler Brossy independently reviewed the results and the companies included in the McLagan analyses. BlackRock does not engage in formal benchmarking in setting executive compensation levels.

Risk Assessment of Compensation Plans

Our employee compensation program is structured to discourage excessive and unnecessary risk taking. The Board recognizes that potential risks to BlackRock may be inherent in compensation programs. The Board reviews BlackRock’s executive compensation program annually to ensure that it is structured so as not to unintentionally promote excessive risk taking. As a result of this annual review, we believe that the compensation plans are appropriately structured and do not pose risks that could have a materially adverse effect on BlackRock.

The MDCC considers the following when evaluating whether employee compensation plans and policies encourage BlackRock employees to take unreasonable risks:

•	Performance goals that are reasonable in light of past performance and market conditions;

•	Longer-term expectations for earnings and growth;

•	The base salary component of compensation does not encourage risk taking because it is a fixed amount;

•	A greater portion of annual compensation is deferred at higher annual incentive award levels; and

•	Deferred compensation is delivered in the form of equity, vests over time, and the value is therefore dependent on the future performance of BlackRock.

Essential to the success of BlackRock’s business model is the ability to both understand and manage risk. These fundamentals are inherent in the design of our compensation programs, which reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each of BlackRock’s clients. As such, employees are not rewarded for engaging in high-risk transactions outside of established parameters.

Our compensation practices reinforce the fundamentals of BlackRock’s business model in that they:

•	Do not provide undue incentives for short-term planning or action toward short-term financial rewards;

•	Do not reward unreasonable risk; and

•	Provide a reasonable balance between the risks that are inherent in the business of investment management, risk management and advisory services.

The Company’s operating income, on which compensation is primarily based, does not include net investment income or gains/losses on BlackRock’s seed or co-investments. While BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading.

58    BLACKROCK, INC. 2017 PROXY STATEMENT

2016 NEO Compensation

and Performance Summaries

Linking Pay and Performance

Here we provide 2016 compensation decisions for each NEO and a summary of his individual performance accomplishments relative to achieving BlackRock’s annual and long-term performance goals.

Laurence D. Fink Chairman and CEO	2016 Compensation

Responsibilities:

Mr. Fink develops and guides BlackRock’s long-term strategic direction to deliver value for clients and shareholders.

He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s vision and culture, and engaging with key strategic clients, industry leaders, regulators and policy makers.

	(Thousands)
	Base Salary	$900
	Annual Incentive Award - Cash	$8,000
	Annual Incentive Award - Equity	$4,150
	Long-Term Incentive Award	$12,450
	Total Annual Compensation	$25,500

The MDCC determined Mr. Fink’s total annual compensation based on an assessment of performance in alignment with the compensation structure outlined on pages 51 to 52.	Based on BlackRock’s absolute and relative performance in 2016, the MDCC determined to award Mr. Fink $25.5 million in total compensation, modestly down from his 2015 compensation.	The Committee assessed Mr. Fink’s strategic leadership and partnership with the GEC and took into account the key performance factors outlined below.

2016 Key Accomplishments	FINANCIAL PERFORMANCE
•

Under Mr. Fink’s leadership, supported by his reputation as a thought leader for the broader financial services industry and his relationships with institutions, governments and central banks around the world, BlackRock generated total net inflows of $202 billion in 2016, including long-term net inflows of $181 billion, representing organic growth of 4%.

•

Long-term organic growth outperformed peers, demonstrating the strength of BlackRock’s diverse platform, global footprint and strategic relationships with clients, and its differentiated ability to use technology to create solutions for clients.

•

Relative to 2015, total revenue decreased 2%, primarily driven by lower performance fees in 2016, and exogenous factors, including divergent beta (with lower-fee domestic exposures outperforming higher-fee international and emerging market exposures), foreign exchange movements and a shift in client preferences to lower-fee passive strategies.

•

Despite the revenue decline in 2016, BlackRock generated flat year-over-year operating income and drove operating margin, as adjusted, expansion of 80 basis points from 2015, to 43.7%, enabled by management’s early action in 2016 to streamline operations and reduce expense.

	•	Diluted Earnings Per Share, as adjusted, declined 2% year-over-year, resulting from a combination of flat operating income, lower non-operating income and a higher tax rate.
	•	BlackRock delivered strong total shareholder return during 2016 of 14.6% including both stock price appreciation and dividend payout, exceeding our peer average. Additionally, BlackRock expanded its price to forward earnings multiple to approximately 17x, a relative premium to industry peers.

BLACKROCK, INC. 2017 PROXY STATEMENT    59

Compensation Discussion and Analysis ● 4: 2016 NEO Compensation and Performance Summaries

Laurence D. Fink, Continued

BUSINESS STRENGTH
•

Mr. Fink’s strategic leadership, with the partnership of Mr. Kapito, helped enable BlackRock’s investment platform to achieve strong long-term investment performance in Equity and Fixed Income. (See Mr. Kapito’s Performance Summary for additional discussion.)

•

With respect to the firm’s key strategic initiatives, BlackRock continued to drive innovation in financial services technology with the launch of “Aladdin Risk for Wealth Management”, which provides institutional-quality risk analytics and portfolio construction tools to retail distribution partners, and “Provider Aladdin”, which offers custodians straight-through processing (where the entire trade process for capital market and payment transactions are conducted electronically without the need for re-keying or manual intervention).

•

BlackRock also realized continued growth during the year in its Factors and Smart Beta business (see Mr. Kushel’s Performance Summary for additional discussion), infrastructure investments, and growth markets such as China, all strategic priority areas of the firm.

•

With Mr. Fink’s engagement, BlackRock increased market share with key clients and distributors, maintaining the #1 market share of ETF AUM and net flows globally and sustaining momentum across the Institutional platform by delivering Organic Revenue growth for the third consecutive year.

•

The firm also continued to focus on risk management and operating efficiency, including the development of risk analytics and reporting for Fixed Income mutual funds to position BlackRock and our Aladdin clients to readily meet the SEC’s October 2016 liquidity risk management guidance. This continued emphasis on delivering operating efficiency from scale helped BlackRock manage the average cost per executed trade down by 18%.

ORGANIZATIONAL STRENGTH
•

Under Mr. Fink’s leadership, as measured by BlackRock’s 2016 Employee Opinion Survey, employee engagement and enablement remained strong, with over 70% of employees showing positive scores in both areas. Overall employee satisfaction increased to 73%.

•

He also drove the firm’s efforts in deepening leadership bench strength and succession planning. As one important example, after evaluating the management and strategic direction of the Fundamental and Scientific Active Equity businesses, BlackRock hired Mark Wiseman, former CEO of Canadian Pension Plan Investment Board, to lead the firm’s unified Active Equity business.

•

Mr. Fink encouraged the executive team to continue to develop a diverse pipeline of senior talent through succession and a variety of leadership programs. Examples of these efforts included the expansion of the Women’s Leadership Forum Program and the launch of an inaugural Enterprise Leadership Acceleration (“eLAB”) workshop focused on high potential Directors and Vice Presidents.

•

Additionally, he led the firm to increase its focus on inclusion and diversity with a goal of increasing representation of diverse talent throughout the organization. BlackRock achieved five-year inclusion and diversity targets previously set in 2011 and set new targets for 2020.

60    BLACKROCK, INC. 2017 PROXY STATEMENT

Compensation Discussion and Analysis ● 4: 2016 NEO Compensation and Performance Summaries

Robert S. Kapito President	2016 Compensation

Responsibilities:

Mr. Kapito is responsible for executing BlackRock’s strategic plans and overseeing the global business operations of the Company.

He ensures connectivity and coordination of operating processes across all groups in the organization, in part through his leadership, along with Mr. Goldstein, of the Global Operating Committee.

He is also responsible for spearheading initiatives to drive investment performance and the results within each of BlackRock’s businesses.

	(Thousands)
	Base Salary	$750
	Annual Incentive Award - Cash	$6,500
	Annual Incentive Award - Equity	$3,209
	Long-Term Incentive Award	$9,626
	Total Annual Compensation	$20,085

The MDCC determined Mr. Kapito’s total annual compensation in alignment with the compensation structure on pages 51 to 52.	The MDCC awarded Mr. Kapito $20.085 million in total compensation for 2016, modestly up from his 2015 compensation.	The Committee assessed Mr. Kapito’s leadership and took into account the key performance factors outlined below.

2016 Key Accomplishments	FINANCIAL PERFORMANCE
	•	Mr. Kapito partnered with Mr. Fink to help lead the BlackRock Global Executive Committee and deliver all of the financial results outlined in the 2016 performance section on page 49.
•	Mr. Kapito’s operational responsibility for BlackRock’s distribution channels and client-facing businesses, including significant relationships with key intermediary partners, contributed to BlackRock’s net inflows of $202 billion in 2016, including long-term net inflows of $181 billion, representing organic growth of 4% and driving Organic Revenue growth for the firm.

	•	He provided day-to-day oversight of the business that was instrumental in achieving a 43.7% Operating Margin, as adjusted, expanding 80 bps from 2015.
BUSINESS STRENGTH
•	Mr. Kapito maintained responsibility for all of the firm’s investments, distribution, and technology businesses, thereby overseeing continued growth in most of BlackRock’s key franchises (particularly ETFs and Index Investments, Global Fixed Income, and Aladdin ).

	•	Under his direct leadership, helped by strategic oversight by Mr. Fink, BlackRock’s investment teams generated strong long-term performance:
		◾	For taxable Fixed Income, 78% and 88% of assets were above benchmark or peer median for the 3- and 5-year periods, respectively.
		◾	For tax-exempt Fixed Income, 63% and 73% of assets were above benchmark or peer median for the 3- and 5-year periods, respectively.
		◾	For Fundamental Equity, 62% and 65% of assets were above benchmark or peer median for the 3- and 5-year periods, respectively.
		◾	For Scientific Equity, 80% and 91% of assets were above benchmark or peer median for the 3- and 5-year periods, respectively.
•	Mr. Kapito also played a pivotal role in managing some of the most significant client and counterparty relationships of the firm. With the help of his leadership of BlackRock’s distribution channels (including Retail, iShares, Institutional, and BlackRock Solutions ), supported by his direct engagement with key clients, BlackRock achieved a number of key platform mandates with important strategic clients of the firm. These wins helped support BlackRock’s outperformance relative to peers in capturing long-term asset flows.

BLACKROCK, INC. 2017 PROXY STATEMENT    61

Compensation Discussion and Analysis ● 4: 2016 NEO Compensation and Performance Summaries

Robert S. Kapito, Continued

ORGANIZATIONAL STRENGTH
•	Together with Mr. Fink, Mr. Kapito drove significant organizational changes with an objective of improving investment performance and distribution results, including:
	◾	Unified the Scientific and Fundamental Active Equity platforms into a single Active Equity business
	◾	Reorganized and globalized BlackRock’s Fixed Income business under the leadership of Tim Webb and the ETFs & Index Investment team under the leadership of Mark Wiedman
	◾	Re-evaluated the strategic direction for the Multi-Asset Strategies business, including naming Mr. Kushel to become Head of Multi-Asset Strategies
•

Together with Mr. Goldstein, he also relaunched the firm’s Global Operating Committee to drive alignment among senior leaders. Consistent with his leadership of the firm’s senior executives, investors and relationship managers, he also played a key role in talent decisions across the firm.

Robert L. Goldstein COO	2016 Compensation

Responsibilities:

As COO, Mr. Goldstein is responsible for ensuring that the organization’s investment, client, risk analytics and technology functions have the necessary connectivity, coordination and operating processes in place to succeed.

Mr. Goldstein also leads the BlackRock Solutions business, delivering risk analytics and capital markets expertise and insights to clients.

Along with Mr. Kapito, Mr. Goldstein co-chairs the BlackRock Global Operating Committee. With Mr. Shedlin, he also co-chairs the committee responsible for developing the firm’s budget, evaluating new initiatives aimed at driving growth and achieving strategic objectives of the firm.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award - Cash	$2,850
	Annual Incentive Award - Equity	$1,900
	Long-Term Incentive Award	$2,100
	Total Annual Compensation	$7,350

2016 Key Accomplishments	During 2016, Mr. Goldstein continued to coordinate a firm-wide budgeting process aimed at optimizing levels of investment spending, operational efficiency and expense discipline.
He also began implementing a long-term Technology vision for the firm. He showcased the firm’s vision for Aladdin , retail technology, and broader technology integration by launching the Tech 2020 strategy. This included:

	•	launching Aladdin Risk for Wealth Management to bring Aladdin Risk capabilities to wealth managers;
	•	continuing to lead progress in Retail Technology with FutureAdvisor and reorganizing the Portfolio Analytics Group; and
	•	overseeing a record year for the Aladdin business, including $595 million of Aladdin revenue.
During 2016, he continued to lead BlackRock Solutions , which achieved revenue of $714 million in 2016, an increase of 11% from $646 million in 2015.
In addition, he contributed meaningfully to talent planning among Company leaders, particularly as it pertained to technology leadership.

62    BLACKROCK, INC. 2017 PROXY STATEMENT

Compensation Discussion and Analysis ● 4: 2016 NEO Compensation and Performance Summaries

J. Richard Kushel Head of Multi-Asset Strategies Group	2016 Compensation

Responsibilities:

Has served as the Global Head of the Multi-Asset Strategies (“MAS”) Group since February 2016. He is responsible for the firm’s multi-asset products, its asset allocation and model-portfolio capabilities, factor strategies, target-date funds and impact investing. He was previously Chief Product Officer and Global Head of Strategic Product Management from 2012 to 2016.

As head of MAS, Mr. Kushel oversees management of a variety of balanced funds and bespoke mandates for a diversified client base that leverages broad investment expertise in global equities, bonds, currencies and commodities and BlackRock’s extensive risk management capabilities.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award - Cash	$2,490
	Annual Incentive Award - Equity	$1,540
	Long-Term Incentive Award	$1,970
	Total Annual Compensation	$6,500

2016 Key Accomplishments	Mr. Kushel was appointed Head of the Multi-Asset Strategies Group in February 2016. In this role, he developed a vision for the MAS business, including an enhanced focus on institutional opportunities and restructuring the LifePath organization and product offerings.

He oversaw factor-based investments, a strategic focus area for BlackRock, which grew at an organic growth rate of nearly 20% in 2016, and the Model Portfolio & Solutions team, a key initiative for the firm.

He also identified talent for significant commercial and investment leadership roles for the MAS business.

Gary S. Shedlin CFO	2016 Compensation

Responsibilities:

As CFO, Mr. Shedlin is responsible for managing BlackRock’s overall financial condition, including capital allocation and expense discipline.

He is also responsible for overseeing all corporate finance functions, including financial planning and analysis, accounting, finance operations and controls, tax, treasury, investor relations and corporate development.

Mr. Shedlin also co-chairs, along with Mr. Goldstein, the committee responsible for developing the firm’s budget, evaluating new initiatives aimed at driving growth and achieving strategic objectives of the firm.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award - Cash	$2,350
	Annual Incentive Award - Equity	$1,400
	Long-Term Incentive Award	$1,850
	Total Annual Compensation	$6,100

2016 Key Accomplishments	During 2016, Mr. Shedlin continued to develop BlackRock’s outreach with key investors and financing counterparties.
He also oversaw the acquisition of the Bank of America Merrill Lynch cash management business and the sale of BlackRock’s UK Defined Contribution business.
With Mr. Goldstein, Mr. Shedlin led the effort to develop plans for a future new global headquarters in New York’s Hudson Yards development.
Mr. Shedlin continued to optimize BlackRock’s capital management strategy by executing a consistent and predictable dividend and share repurchase policy.
He also continued to guide BlackRock’s priorities and resource deployment to enable disciplined growth, while leveraging the benefits of BlackRock’s scale to achieve a 3.4% expense reduction.

BLACKROCK, INC. 2017 PROXY STATEMENT    63

Compensation Policies

and Practices

Summary of Executive Compensation Practices

Our compensation program reflects our commitment to responsible financial and risk management and is exemplified by the following policies and practices:

What We Do

 Review pay and performance alignment;

 Balance short- and long-term incentives, cash and equity and fixed and variable pay elements;

 Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results are restated due to the actions of an employee;

 Apply a one-year minimum vesting requirement to awards granted under our stock incentive plan, subject to limited exceptions;

 Maintain robust stock ownership and retention guidelines;

 Maintain a trading policy that:

◾ prohibits executive officers from short selling BlackRock securities;

◾ prohibits executive officers from pledging shares as collateral for a loan (among other items); and

◾ prohibits engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock equity awards;

 Limit perquisites;

 Assess and mitigate risk in compensation plans, as described in “Risk Assessment of Compensation Plans” on page 58;

 Hold an advisory vote on executive compensation on an
annual basis in order to provide shareholders with
a frequent opportunity to give feedback on compensation
programs; and

 Review the independence of the MDCC’s independent compensation consultant on an annual basis.

What We Don’t Do

   No ongoing employment agreements or guaranteed compensation arrangements with our NEOs;

   No arrangements with our NEOs providing for automatic single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;

   No dividends or dividend equivalents on unearned RS or RSUs; no dividend equivalents on stock options or stock appreciation rights;

   No repricing of stock options;

   No cash buyouts of underwater stock options;

   No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;

   No supplemental retirement benefit arrangements with our NEOs; and

   No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock’s Severance Pay Plan (the “Severance Plan”).

64    BLACKROCK, INC. 2017 PROXY STATEMENT

Compensation Discussion and Analysis ● 5: Compensation Policies and Practices

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own and maintain a target number of shares (i.e., shares owned outright, not including unvested shares or unexercised stock options), the dollar amount of which is set out below. Until these stock ownership guidelines are met, GEC members must retain 50% of the net (after-tax) shares delivered from BlackRock equity awards. The MDCC monitors the progress made by our NEOs in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more of our NEOs.

As of December 31, 2016, all of our NEOs exceeded the stated stock ownership guidelines.

•	$10 million for the CEO;

•	$5 million for the President; and

•	$2 million for all other GEC members.

Clawback Policy

All performance-based compensation (including annual and long-term incentive awards and all equity compensation) is subject to BlackRock’s Clawback Policy and is subject to recoupment if an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.

Benefits

BlackRock provides medical, dental, life and disability benefits and retirement savings vehicles in which all eligible employees participate. BlackRock makes contributions to 401(k) accounts of its NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program.

Other benefits include voluntary deferrals of all or a portion of the cash element of the NEO’s annual incentive awards pursuant to the BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).

Severance

NEOs are eligible for standard severance benefits under the Severance Plan in the event of involuntary termination of employment without cause (as defined under the Severance Plan) by BlackRock. The Severance Plan provides a lump sum cash payment equal to two weeks of salary per year of service, with a minimum of 12 weeks and a maximum of 54 weeks, to all U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force or position elimination.

Perquisites

Perquisites and other benefits available to NEOs, such as financial planning, investment opportunity and personal use of travel services are considered a reasonable part of the executive compensation program. A financial planning perquisite is offered to NEOs. In addition, investment offerings may be provided without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.

Messrs. Fink and Kapito are required by the Board to utilize private airplane services for all business and personal travel in the interest of protecting their personal security. NEOs reimburse BlackRock for a portion of the cost of personal airplane services.

Transportation services are provided by BlackRock and/or third-party suppliers and are made available to our NEOs for business and personal use. The compensation attributed to each of our NEOs for 2016 for perquisites is described in footnote (3) to the “2016 Summary Compensation Table” on page 67.

Tax Reimbursements

BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

BLACKROCK, INC. 2017 PROXY STATEMENT    65

Compensation Discussion and Analysis ● 5: Compensation Policies and Practices

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation to any “covered employee” of a public company to $1.0 million during any fiscal year unless such compensation qualifies as “performance-based.” In general, the Company intends to structure its incentive compensation arrangements in a manner that would comply with these tax rules. However, the MDCC maintains the flexibility to pay non-deductible incentive compensation if it determines it is in the best interest of the Company and its shareholders.

The MDCC establishes the method for calculating the Section 162(m) compliant aggregate cap (the “Aggregate 162(m) Cap”) for annual incentive awards to each of our NEOs pursuant to the shareholder-approved Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan (the “Performance Plan”). The Aggregate 162(m) Cap, as well as each NEO’s maximum allocable portion of the overall Aggregate 162(m) Cap (the “Individual 162(m) Caps”), are calculated each year in accordance with the requirements of Section 162(m) of the Internal Revenue Code. Neither the Aggregate 162(m) Cap nor the Individual 162(m) Caps serve as a basis for the MDCC’s compensation decisions for our NEOs; instead, these caps serve to establish a ceiling on the amount of annual incentive awards which the MDCC can award to the NEOs on a tax deductible basis. In determining final awards for each NEO, the MDCC ensures that such awards do not exceed the NEO’s Individual 162(m) Cap.

66    BLACKROCK, INC. 2017 PROXY STATEMENT

Summary of Executive Compensation Tables

Summary of Executive Compensation Tables

The following 2016 Summary Compensation Table sets forth information concerning compensation provided by BlackRock for the years indicated to the NEOs. Pursuant to SEC rules, the below compensation table includes only those equity-based awards granted in a particular year and not any awards granted after year-end, even if awarded for services in that year. It additionally discloses any cash compensation earned in a particular year, even if such payments are made after year-end.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	All Other Compensation ($)(3)	Total ($)
Laurence D. Fink	2016	$900,000	$8,000,000	$16,379,581	$193,250	$25,472,831
Chairman and	2015	$900,000	$8,720,000	$15,979,630	$193,000	$25,792,630
Chief Executive Officer	2014	$900,000	$9,120,000	$13,649,708	$192,750	$23,862,458
Robert S. Kapito	2016	$750,000	$6,500,000	$12,149,508	$224,425	$19,623,933
President	2015	$750,000	$7,085,000	$12,279,750	$224,175	$20,338,925
	2014	$750,000	$6,955,000	$10,537,135	$222,730	$18,464,865
Robert L. Goldstein	2016	$500,000	$2,850,000	$3,899,900	$49,425	$7,299,325
Senior Managing Director and	2015	$500,000	$2,850,000	$4,024,823	$23,723	$7,398,546
Chief Operating Officer	2014	$500,000	$2,975,000	$3,624,619	$17,750	$7,117,369
J. Richard Kushel	2016	$500,000	$2,490,000	$3,429,662	$49,425	$6,469,087
Senior Managing Director and	2015	$500,000	$2,490,000	$3,429,610	$49,175	$6,468,785
Head of Multi-Asset Strategies Group(4)
Gary S. Shedlin	2016	$500,000	$2,350,000	$3,149,532	$18,250	$6,017,782
Senior Managing Director and	2015	$500,000	$2,350,000	$3,224,672	$18,000	$6,092,672
Chief Financial Officer	2014	$500,000	$2,375,000	$2,699,839	$5,000	$5,579,839

(1)	These amounts represent the cash portion of discretionary annual bonuses for the respective periods awarded pursuant to the Performance Plan. To secure the deductibility of annual incentive awards (including cash bonuses) awarded to the NEOs, each NEO’s total incentive award is awarded under the Performance Plan, which permits deductibility of compensation paid to the NEOs under Section 162(m) of the Internal Revenue Code. Satisfaction of the performance criteria under the Performance Plan determines only the maximum amount of incentive compensation that may be awarded to NEOs for the fiscal year. The amount of incentive compensation awarded to each NEO in January 2017 (for fiscal year 2016) was based on subjective criteria, as more fully described on pages 54 to 55 of the “Compensation Discussion and Analysis”.

As described on page 50 of the “Compensation Discussion and Analysis”, on January 17, 2017, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin were awarded RSUs as part of their discretionary annual bonuses for the 2016 fiscal year. In accordance with FASB ASC Topic 718, these awards had grant date values of $4,150,000, $3,209,000, $1,900,000, $1,540,000 and $1,400,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 17, 2017, which was calculated to be $375.22. Additionally, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin received discretionary BPIP awards consisting of performance-based RSU awards with grant date values of $12,450,000, $9,626,000, $2,100,000, $1,970,000 and $1,850,000, respectively. The base number of units granted pursuant to BPIP awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 17, 2017.

(2)	Reflects the grant date fair value of awards made during each calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2016 Form 10-K. The amount included with respect to the BPIP awards granted in January 2016 is based on the grant date fair value assuming target level of performance. If maximum level of performance had been assumed, the grant date fair value of the BPIP awards would have been (i) $20,269,710 for Mr. Fink, (ii) $15,034,901 for Mr. Kapito, (iii) $3,299,961 for Mr. Goldstein, (iv) $3,118,144 for Mr. Kushel, and (v) $2,886,874 for Mr. Shedlin.

(3)	For each of the NEOs, $18,250 was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2016. For Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin, $0, $31,175, $31,175, $31,175 and $0, respectively, was attributable to financial planning services. In 2016, $175,000 was attributable to personal use by each of Messrs. Fink and Kapito, of Company-provided aircraft services. These amounts reflect the incremental cost to BlackRock to provide the aircraft services. Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses) plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. Messrs. Fink and Kapito are required by the Board to utilize these airplane services for all business and personal travel in the interest of protecting their personal security. For more information regarding perquisites, see “– Compensation Discussion and Analysis – Compensation Policies and Practices.” No nonqualified deferred compensation earnings were determined to be above-market. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.

(4)	Mr. Kushel was not an NEO in 2014.

BLACKROCK, INC. 2017 PROXY STATEMENT    67

Summary of Executive Compensation Tables

2016 Grants of Plan-Based Awards

The following table sets forth information concerning equity incentive plan-based compensation provided by BlackRock in 2016 to our NEOs.

				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Date of Committee Action		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards(4)
Laurence D. Fink	1/19/2016	1/13/2016	(2)				13,828	$4,094,747
	1/19/2016	1/13/2016	(3)	0	41,486	68,451		$12,284,834
Robert S. Kapito	1/19/2016	1/13/2016	(2)				10,257	$3,037,303
	1/19/2016	1/13/2016	(3)	0	30,772	50,773		$9,112,205
Robert L. Goldstein	1/19/2016	1/13/2016	(2)				6,416	$1,899,906
	1/19/2016	1/13/2016	(3)	0	6,754	11,144		$1,999,994
J. Richard Kushel	1/19/2016	1/13/2016	(2)				5,200	$1,539,824
	1/19/2016	1/13/2016	(3)	0	6,382	10,530		$1,889,838
Gary S. Shedlin	1/19/2016	1/13/2016	(2)				4,727	$1,399,759
	1/19/2016	1/13/2016	(3)	0	5,909	9,749		$1,749,773

(1)	Grant date is the date on which approved award values were converted to a number of RS or RSUs based on the average of the high and low prices of BlackRock common stock on that date.

(2)	These January 19, 2016 awards represent grants of RS/RSUs awarded to Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin as part of their 2015 bonus awards and represent the stock portion of such annual bonuses. These awards vest one-third on each of the first three anniversaries of January 31, 2016. At the time of vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested RS/RSUs.

(3)	These January 19, 2016 awards represent BPIP awards granted to Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin in respect of services performed in 2015. To determine the base number of RSUs comprising each BPIP award, the award value was divided by the grant price ($296.12). The grant price represents an average of the high and low price of BlackRock common stock on January 19, 2016 (the second trading day following the earnings release for the fourth quarter of 2015). The BPIP awards will be eligible to vest on January 31, 2019, subject to the Company’s attainment of the applicable financial targets during the three-year performance period commencing on January 1, 2016 and ending on December 31, 2018. The number of shares of common stock each NEO will receive upon settlement of the award will be equal to the base number of RSUs, multiplied by a percentage determined by application of the award determination matrix set forth in the award agreement. The percentage multiplier is determined by the Company’s average annual Operating Margin, as adjusted, and Organic Revenue during the performance period. If performance is below the minimum set forth on the award determination matrix for both performance metrics, the award payout will be zero. If the Company attains the maximum (or greater) level of performance for both performance metrics, the award payout will be equal to 165% of the base number. Performance at target would result in the NEO receiving 100% of the base number.

(4)	Reflects the grant date fair value of awards as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2016 Form 10-K. The amount included with respect to the BPIP awards is based on the grant date fair value assuming target level of performance.

68    BLACKROCK, INC. 2017 PROXY STATEMENT

Summary of Executive Compensation Tables

2016 Outstanding Equity Awards at Fiscal Year-End

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Laurence D. Fink	1/18/2013	—	—	—	37,472	(2)	$14,259,595
	1/17/2014	—	—	—	9,298	(3)	$3,538,261
	1/17/2014	—	—	—	24,322	(2)	$9,255,494
	1/16/2015	—	—	—	7,746	(3)	$2,947,663
	1/16/2015	—	—	—	35,202	(4)	$13,395,769
	1/19/2016	—	—	—	13,828	(3)	$5,262,107
	1/19/2016	—	—	—	39,411	(4)	$14,997,462
Robert S. Kapito	1/18/2013	—	—	—	29,583	(2)	$11,257,515
	1/17/2014	—	—	—	7,091	(3)	$2,698,409
	1/17/2014	—	—	—	19,201	(2)	$7,306,749
	1/16/2015	—	—	—	5,952	(3)	$2,264,974
	1/16/2015	—	—	—	27,051	(4)	$10,293,988
	1/19/2016	—	—	—	10,257	(3)	$3,903,199
	1/19/2016	—	—	—	29,233	(4)	$11,124,326
Robert L. Goldstein	1/18/2013	—	—	—	16,566	(2)	$6,304,026
	1/17/2014	—	—	—	1,959	(3)	$745,478
	1/17/2014	—	—	—	8,960	(2)	$3,409,638
	1/16/2015	—	—	—	3,926	(3)	$1,494,000
	1/16/2015	—	—	—	5,874	(4)	$2,235,292
	1/19/2016	—	—	—	6,416	(3)	$2,441,545
	1/19/2016	—	—	—	6,416	(4)	$2,441,545
J. Richard Kushel	1/18/2013	—	—	—	17,750	(2)	$6,754,585
	1/17/2014	—	—	—	1,554	(3)	$591,359
	1/17/2014	—	—	—	8,832	(2)	$3,360,929
	1/16/2015	—	—	—	2,986	(3)	$1,136,292
	1/16/2015	—	—	—	5,550	(4)	$2,111,997
	1/19/2016	—	—	—	5,200	(3)	$1,978,808
	1/19/2016	—	—	—	6,062	(4)	$2,306,833
Gary S. Shedlin	1/17/2014	—	—	—	1,254	(3)	$477,197
	1/17/2014	—	—	—	7,680	(2)	$2,922,547
	1/16/2015	—	—	—	2,763	(3)	$1,051,432
	1/16/2015	—	—	—	5,286	(4)	$2,011,534
	1/19/2016	—	—	—	4,727	(3)	$1,798,813
	1/19/2016	—	—	—	5,613	(4)	$2,135,971

(1)	Amounts reflect the year-end value of RS, RSUs, Challenge Awards and BPIP Awards, based on the closing price of $380.54 per share of BlackRock common stock on December 30, 2016.

(2)	These Challenge Award RSUs require that separate 15%, 25% and 35% stock price targets (based on the grant price) be achieved during the six-year term of the awards in order for each respective tranche to be delivered. The stock price targets may be met at any time during the award term, but the vesting of shares may occur only on the fourth, fifth or sixth anniversary of January 31 of the year of grant, provided that, the price on the vesting date meets the lowest stock price target. Any tranche of the award that has not met the applicable stock price target will be forfeited on the sixth anniversary of January 31 of the year of grant. As of December 31, 2016, all three of the stock price targets related to the Challenge Awards granted on January 18, 2013 had been met. As of December 31, 2016, one of the three stock price targets related to the Challenge Awards granted on January 17, 2014 had been met. The Challenge Awards granted on January 18, 2013 became fully vested on January 31, 2017 and have been settled. See “Potential Payments Upon Termination of Employment or a Change in Control” beginning on page 72 for additional details regarding these awards.

(3)	These RS/RSUs vest one-third on January 31 of each of the first three years after the year in which the grant date occurs.

(4)	These BPIP Awards vest subject to the Company’s attainment of certain financial targets during the three-year performance period commencing with the year of grant. The number of units shown reflects the number of shares that the NEO would receive upon settlement of the award assuming actual performance relative to the performance targets through December 31, 2016 and target-level performance for the remainder of the performance period (which equals 101% of target for the BPIP Awards granted on January 16, 2015 and 95% of target for the BPIP Awards granted January 19, 2016). See “Potential Payments Upon Termination of Employment or a Change in Control” on page 72 for additional details regarding these awards.

BLACKROCK, INC. 2017 PROXY STATEMENT    69

Summary of Executive Compensation Tables

2016 Option Exercises and Stock Vested

The following table sets forth information concerning the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2016 on the exercise of options or the vesting and/or settlement of RS and RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Laurence D. Fink	—	—	56,898	$17,880,765
Robert S. Kapito	—	—	44,261	$13,909,462
Robert L. Goldstein	—	—	23,385	$7,348,970
J. Richard Kushel	28,007	$5,169,304	24,263	$7,624,890
Gary S. Shedlin	—	—	5,007	$1,573,500

(1)	Value realized reflects (i) the fair market value per share of BlackRock common stock at the time of exercise, less the exercise price per share, multiplied by (ii) the number of shares subject to the option that were exercised.

(2)	Value realized reflects (i) the closing price per share of BlackRock common stock on the day prior to the vesting date, multiplied by (ii) the number of RS or RSUs that vested.

2016 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Laurence D. Fink	—	—	$232,584	—	$2,042,006
Robert S. Kapito	—	—	$5,270	—	$214,182
Robert L. Goldstein	—	—	$495,948	$252,418	$10,507,693
J. Richard Kushel	—	—	$53,993	—	$1,216,747
Gary S. Shedlin	—	—	—	—	—

(1)	Includes earnings on balances in the VDCP (as defined below), none of which were determined to be above-market.

Voluntary Deferred Compensation Plan

BlackRock maintains the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (“VDCP”), which allows participants to elect to defer between 1% and 100% of the cash element of their annual incentive compensation that is not mandatorily deferred under another arrangement. The participants must specify a deferral period of up to 10 years and distributions may be in up to 10 installments. The benchmark investments available for the NEOs are the same as those for all other participants. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.

Potential Payments Upon Termination or Change in Control

As described previously, the NEOs do not have individual employment, severance or change in control agreements with BlackRock.

Pursuant to the terms of the applicable equity award agreements, an NEO whose employment is terminated may be entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards. In addition, upon a termination of employment by the Company without cause, an NEO may be eligible to receive severance benefits under the Severance Plan. The applicable terms and estimated payment amounts with respect to the foregoing are set forth in the tables on pages 72 to 73, in each case assuming a termination of employment of the NEO on December 30, 2016.

Upon a change in control of BlackRock or a termination of an NEO’s employment for any reason, such NEO’s VDCP balance would be paid out. All outstanding VDCP balances were fully vested as of December 31, 2016. Accordingly, no amounts have been included in the table on page 72 below with respect to VDCP balances. For additional information, please refer to the “2016 Nonqualified Deferred Compensation” table above.

70    BLACKROCK, INC. 2017 PROXY STATEMENT

Summary of Executive Compensation Tables

Treatment of Outstanding Equity Awards Upon Termination of Employment or

a Change in Control

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause(1)	Qualified Retirement / Disability	Death
RS/RSUs Granted as Part of Annual Incentive Awards (“Year-End Awards”)	Unvested awards are forfeited.	Unvested awards are forfeited.	Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date. With respect to awards granted after 2015, if such termination occurs within the one-year period following a change in control of BlackRock, the awards will vest at the time of termination.	Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date.	Immediate vesting and settlement.
RSUs Granted as Challenge Awards	Unvested awards are forfeited.	Unvested awards are forfeited.	Any portion of the award that has achieved its stock price target remains eligible for vesting and settlement (subject to attainment of the minimum stock price target on the fourth, fifth or sixth anniversary of the grant date); a pro rata portion of the award that has not attained its stock price target will remain outstanding and eligible to vest; the remainder of the award will be forfeited.	Awards will continue to be eligible to vest and be settled in accordance with their terms, subject to attainment of the applicable stock price targets.	Awards will continue to be eligible to vest and be settled in accordance with their terms, subject to attainment of the applicable stock price targets.
RSUs Granted as BPIP Awards	Unvested awards are forfeited.	Unvested awards are forfeited.	Awards granted prior to 2016 will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets. Awards granted after 2015 will be eligible to vest on a pro rata basis (based on length of service during the performance period), subject to attainment of the applicable performance targets. If such termination occurs within the 12-month period following a change in control, awards granted after 2015 will fully vest at target level.	Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.	Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.

(1)	Treatment described in the event of a termination without cause following a change in control applies if outstanding awards are assumed or substituted by the acquiror. If outstanding awards are not assumed or substituted, such awards would become vested at the time of the change in control (at target level for performance-based awards).

BLACKROCK, INC. 2017 PROXY STATEMENT    71

Summary of Executive Compensation Tables

Potential Payments Upon Termination of Employment or a Change in Control

The amounts in the table below reflect an assumed termination of employment on December 30, 2016 and are based on the closing price of BlackRock common stock on December 30, 2016, which was $380.54. Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are subject to the NEO’s (i) execution of a release of claims against BlackRock and (ii) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.

Name	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following a Change in Control(8)	Death / Disability / Qualified Retirement	Voluntary Resignation / Termination for Cause
Laurence D. Fink
Year-End Awards(1)	$11,748,031	$11,748,031	$11,748,031	$0
Challenge Awards(2)	$17,344,633	$17,344,633	$17,344,633	$0
BPIP Awards(3), (4), (5)	$18,394,923	$29,182,852	$28,393,231	$0
Severance(6)	$934,615	$934,615	$0	$0
Total(7)	$48,422,202	$59,210,131	$57,485,895	$0
Robert S. Kapito
Year-End Awards(1)	$8,866,582	$8,866,582	$8,866,582	$0
Challenge Awards(2)	$13,692,971	$13,692,971	$13,692,971	$0
BPIP Awards(3), (4), (5)	$14,001,969	$22,003,964	$21,418,313	$0
Severance(6)	$778,846	$778,846	$0	$0
Total(7)	$37,340,368	$45,342,363	$43,977,866	$0
Robert L. Goldstein
Year-End Awards(1)	$4,681,023	$4,681,023	$4,681,023	$0
Challenge Awards(2)	$7,440,318	$7,440,318	$7,440,318	$0
BPIP Awards(3), (4), (5)	$3,048,886	$4,805,459	$4,676,837	$0
Severance(6)	$423,077	$423,077	$0	$0
Total(7)	$15,593,304	$17,349,877	$16,798,177	$0
J. Richard Kushel
Year-End Awards(1)	$3,706,460	$3,706,460	$3,706,460	$0
Challenge Awards(2)	$7,874,895	$7,874,895	$7,874,895	$0
BPIP Awards(3), (4), (5)	$2,880,688	$4,540,603	$4,418,830	$0
Severance(6)	$500,000	$500,000	$0	$0
Total(7)	$14,962,042	$16,621,958	$16,000,185	$0
Gary S. Shedlin
Year-End Awards(1)	$3,327,442	$3,327,442	$3,327,442	$0
Challenge Awards(2)	$974,182	$974,182	$974,182
BPIP Awards(3), (4), (5)	$2,723,525	$4,260,145	$4,147,505	$0
Severance(6)	$115,385	$115,385	$0	$0
Total(7)	$7,140,534	$8,677,154	$8,449,130	$0

(1)	This reflects an amount equal to (i) the number of unvested RS/RSUs awarded as Year-End Awards outstanding as of December 31, 2016, multiplied by (ii) $380.54 (the closing price of BlackRock common stock on December 30, 2016). For additional detail on the Year-End Awards, please refer to the “2016 Outstanding Equity Awards at Fiscal Year-End” table on page 69 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 71.

(2)	Reflects an amount equal to (i) the number of outstanding unvested RSUs awarded as Challenge Awards held by the NEO for which the applicable stock price targets had been attained as of December 31, 2016, multiplied by (ii) $380.54 (the closing price of BlackRock common stock on December 30, 2016). As of December 31, 2016, all of the stock price targets had been attained for the Challenge Awards granted in January 2013 and one of the three stock price targets related to the Challenge Awards granted in January 2014 had been attained. Because the other two stock price targets applicable to the January 2014 Challenge Award grant had not been attained as of December 31, 2016, the table above does not include any amounts attributable to those portions of the award. As described in the “Treatment of Outstanding Equity Awards Upon Termination of Employment” table on page 71, a pro-rata amount of such portions of the January 2014 Challenge Award would remain outstanding and eligible to vest following certain terminations of employment. Vesting of shares relating to the Challenge Awards for which the stock price targets have been attained will occur only if the minimum stock price target applicable to the award is also attained on the fourth, fifth or sixth anniversary of January 31 of the year in which the grant date occurred. The January 2013 Challenge Awards fully vested on January 31, 2017 and have been settled. For additional detail on the Challenge Awards, please refer to the “2016 Outstanding Equity Awards at Fiscal Year-End” table on page 69 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table beginning on page 71.

72    BLACKROCK, INC. 2017 PROXY STATEMENT

Summary of Executive Compensation Tables

(3)	BPIP Awards upon an involuntary termination without cause (other than following a change in control): This row reflects the sum of the value attributable to the January 2015 BPIP Awards and the January 2016 BPIP Awards. For the January 2015 BPIP Awards, the value reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2016 and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $380.54 (the closing price of BlackRock common stock on December 30, 2016). For January 2016 BPIP Awards, the value reflects an amount equal to the product of (A) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2016 and target-level performance for the remainder of the applicable performance period, multiplied by $380.54, and (B), a fraction, the numerator of which is the number of completed months of service during the performance period as of December 30, 2016, and the denominator of which is the total number of months during the performance period. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period. For additional detail on the BPIP awards, please refer to the “2016 Grants of Plan-Based Awards” table on page 68, the “2016 Outstanding Equity Awards at Fiscal Year-End” table on page 69 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 71.

(4)	BPIP Awards upon an involuntary termination without cause within 12 months following a change in control: This row reflects the sum of the value attributable to the January 2015 BPIP Awards and the January 2016 BPIP Awards. For the January 2015 BPIP Awards, the value reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2016 and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $380.54. For the January 2016 BPIP Awards, the value reflects an amount equal to (A) the number of shares that the NEO would receive upon settlement of the award, assuming target-level performance throughout the performance period, multiplied by (B) $380.54.

(5)	BPIP Awards upon a termination due to death, disability or qualified retirement: For both January 2015 BPIP Awards and January 2016 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2016 and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $380.54.

(6)	Reflects the amount that would have been payable to the NEO in a lump sum pursuant to the Severance Plan, assuming the NEO’s termination of employment by BlackRock other than for cause on December 30, 2016.

(7)	Values for Year-End Awards, Challenge Awards, BPIP Awards and Severance are rounded to the nearest whole number and, as a result of such rounding, the sum of such amounts may differ slightly from the amounts set forth in the line item titled “Total”.

(8)	In the event an NEO’s employment is terminated without cause within the 12-month period following a change in control of BlackRock, any unvested awards that were assumed or substituted by the acquiror and that were granted after 2015 would become fully vested (at target level for performance-based awards). The only awards for which this provision impacts the values shown in the table above are the January 2016 BPIP Awards. In the event awards granted after 2015 are not assumed or substituted by an acquirer, they would become vested upon the change in control (at target-level for performance-based awards).

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2016, relating to BlackRock equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Approved
BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan	4,344,605	(1)	N/A	(2)	5,918,096
Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—		N/A		570,352	(3)
Total Approved by Shareholders	4,344,605				6,488,448
Not Approved
None	—		N/A		—
Total Not Approved by Shareholders	—		N/A		—
Total	4,344,605				6,488,448

(1)	Includes 4,344,605 shares subject to restricted stock units (including restricted stock units which are settled in cash) and BPIP awards (assuming payout at target levels). On December 31, 2016, 763,660 shares were available for contribution by PNC pursuant to the Share Surrender Agreement between BlackRock and PNC to settle awards outstanding under this Plan and for future BlackRock stock grants under any other plan in accordance with the terms of the share surrender agreement. Since February 2009, these shares were held by PNC as Series C Preferred stock. In February 2017, 517,138 shares were surrendered. As of March 1, 2017, 246,522 shares remain available for contribution by PNC. Pursuant to SEC guidance, unvested shares of restricted stock that were issued and outstanding on December 31, 2016 are not included in the first or third column of this table.

(2)	The weighted-average exercise price of the RSUs identified in the first column is listed as N/A because such RSUs do not have an exercise price or purchase price. All outstanding options were exercised in 2016.

(3)	Includes 570,352 shares remaining available for issuance under the ESPP, of which 6,793 were subject to purchase during the open offering period that included December 31, 2016.

BLACKROCK, INC. 2017 PROXY STATEMENT    73

Item 3

Non-Binding Advisory Vote on Frequency of Future Executive Compensation Advisory Votes

We are asking shareholders to recommend whether future non-binding shareholder votes to approve the compensation of our NEOs (that is, votes similar to the non-binding vote in Item 2 on page 45) should occur every one, two or three years.

Why we recommend that our shareholders select a frequency of one year.

After careful consideration, the Board has determined that future advisory votes on executive compensation that occur every year is most appropriate for our Company, and the Board recommends that you vote for a one-year interval for future advisory votes on executive compensation.

The Board believes that an annual advisory vote on executive compensation will allow our shareholders to provide us with their input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement on a timely basis. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal.

The option of one year, two years or three years that receives the greatest number of votes cast by shareholders will be the frequency for future advisory votes on executive compensation recommended by shareholders. However, this vote is advisory and non-binding. While the Board intends to follow the frequency receiving the greatest number of votes, it may decide that it is in the best interests of BlackRock and its shareholders to hold future advisory votes on executive compensation more or less frequently than the option recommended by shareholders.

Board Recommendation

The Board of Directors recommends you vote for “ONE YEAR” with respect to how frequently future non-binding shareholder votes to approve the compensation of our named executive officers should occur. Shareholders are not voting to approve or disapprove this recommendation.

74    BLACKROCK, INC. 2017 PROXY STATEMENT

Item 4

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

At its meeting on March 8, 2017, the Audit Committee appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2017 fiscal year. Deloitte or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte & Touche LLP. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as BlackRock’s independent registered public accounting firm is in the best interests of the Company and its shareholders, and we are asking shareholders to ratify the appointment of Deloitte & Touche LLP. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

BLACKROCK, INC. 2017 PROXY STATEMENT    75

Item 4 Ratification of Appointment of Independent Registered Public Accounting Firm ● Fees Incurred by BlackRock for Deloitte & Touche LLP

Fees Incurred by BlackRock for Deloitte & Touche LLP

Aggregate fees incurred by BlackRock for the fiscal years ended December 31, 2016 and 2015, for BlackRock’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

	2016	2015
Audit Fees(1)	$15,626,000	$16,011,200
Audit-Related Fees(2)	$4,246,000	$4,342,700
Tax Fees(3)	$1,243,000	$798,300
All Other Fees(4)	$462,000	$233,000
Total	$21,577,000	$21,385,200

(1)	Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and review of documents filed with the SEC, including certain Form 8-K filings. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting and audits of certain sponsored funds.

(2)	Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 16 and International Standard on Assurance Engagements (ISAE) 3402, fees for employee benefit plan audits, attestation services for Global Investment Performance Standards (GIPS®) verification and other assurance engagements.

(3)	Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted principally of tax compliance and reviews of tax returns for certain sponsored investment funds.

(4)	All Other Fees consisted of fees paid to the independent registered public accounting firm other than audit, audit-related or tax services. All Other Fees included services related to regulatory advice, technology subscriptions and translation services.

Audit Committee Pre-Approval Policy

In accordance with the BlackRock Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services performed for BlackRock by BlackRock’s independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. Periodically, the Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chair of the Audit Committee. The Chair must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2017.

76    BLACKROCK, INC. 2017 PROXY STATEMENT

Audit Committee Report

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1 –Election of Directors” and our Audit Committee Charter.

It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with generally accepted accounting principles in the United States.

In performing our oversight role, we have reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte & Touche LLP, BlackRock’s independent registered public accounting firm for 2016 (“Deloitte”).

We have further discussed with Deloitte the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Pamela Daley, Chair

Mathis Cabiallavetta

Murry S. Gerber

Sir Deryck Maughan

Thomas H. O’Brien

Ivan G. Seidenberg

Marco Antonio Slim Domit

John S. Varley

BLACKROCK, INC. 2017 PROXY STATEMENT    77

Item 5

Shareholder Proposal —

Proxy Voting Record on

Executive Compensation

The Stephen M. Silberstein Revocable Trust (the “Proponent”), 29 Eucalyptus Road, Belvedere, CA 94920, the holder of 582 shares of common stock (according to information provided to BlackRock by the Proponent), has advised us that it intends to introduce the following resolution:

Whereas: BlackRock, like all investment managers, is responsible for voting proxies of companies in its portfolios. It has a fiduciary responsibility (or duty) to vote proxies in a responsible manner, including ensuring executive pay is sufficiently tied to performance and discourages excessive and unwarranted CEO pay.

From July 1, 2015 through June 30, 2016, BlackRock approved, with Its “Say on Pay” proxy votes, 99 percent of CEO pay packages In the S&P 500 companies. This level of support was higher than that of other investment managers; the average approval rating of 200 fund families surveyed was 89% percent support.

We find BlackRock’s voting record inconsistent with evidence on the ways CEO pay impacts corporation long term performance. BlackRock’s publication “Our Approach to Executive Compensation” states that it will oppose advisory votes in specific cases, including when: “We determine that compensation is excessive relative to peers without appropriate rationale or explanation, including the appropriateness of the company’s selected peers.”

The company has voted in favor of most executive compensation advisory votes (Say on Pay proposals). Yet, a report by As You Sow, The 100 Most Overpaid CEOS, shows that when viewed over the long term, growth in executive compensation of S&P 500 companies has generally outpaced performance.

Numerous academic studies, including Lucien Bebchuck’s “Pay Without Performance”, have shown a history of growing executive pay disconnected from company performance. Even when companies purport to link performance, in reality they often do not. For example, improved company performance is frequently determined by forces outside the executives’ control. Other analyses have highlighted weak performance targets, for example revenue growth merely equal to the inflation rate.

At BlackRock’s annual meeting on May 25, 2016, over 6 million shares were voted in favor of the Steven Silberstein trust proposal on proxy voting practices on compensation. The shares voted in favor of the proposal represented significant shareholder support. Among those that supported the proposal were pension the giants California Public Employees’ Retirement System and Ohio Public Employees Retirement System. Investment companies have a fiduciary responsibility to act in the best interest of their customers and an obligation to vote accordingly. It is not in the best interests of investors, or BlackRock’s shareholders, to have ever-escalating CEO pay, or even high CEO pay, at the companies in which they invest.

Resolved: Shareowners request that the Board of Directors issue a report to shareholders by December 2017, at reasonable cost, omitting proprietary information, which evaluates options for BlackRock to bring its voting practices in line with its stated principle of linking executive compensation and performance, including adopting changes to its proxy voting guidelines, adopting best practices of other asset managers and independent rating agencies, and including a broader range of research sources and principles for interpreting compensation data. Such report should assess whether and how the proposed changes would advance the interests of its clients and shareholders.

78    BLACKROCK, INC. 2017 PROXY STATEMENT

Item 5 Shareholder Proposal — Proxy Voting Record on Executive Compensation ● The Board’s Statement in Opposition

The Board’s Statement in Opposition

The Board believes that the actions requested by the Proponent are unnecessary and not in the best interests of our shareholders and unanimously recommends that you vote “AGAINST” this proposal for the following reasons:

BlackRock’s proxy voting decisions are made by its Investment Stewardship Team, a professional, independent team within the BlackRock investment function.

As a fiduciary to its clients, BlackRock has a duty to act in its clients’ best interests. Consistent with these duties, BlackRock has established a highly-regarded Investment Stewardship Team (the “Stewardship Team”), that numbers over 30 corporate governance professionals. The Stewardship Team undertakes all of its engagements with the goal of protecting and enhancing the long-term value of clients’ assets. BlackRock has designed reporting and oversight structures to seek to ensure that the Stewardship Team is independent, focuses on voting in our clients’ long-term economic interests, and is not influenced by BlackRock’s management and commercial interests.

BlackRock’s Stewardship Team’s voting guidelines, engagement priorities and reports provide a detailed description of its approach to analyzing and assessing compensation policies and outcomes, and are updated regularly to reflect governance practices that protect clients.

Engagement is at the core of the Stewardship Team’s function. The Stewardship Team believes engaging companies in a dialogue on governance matters, including executive compensation, is the most effective method for building mutual understanding with a company’s management and influencing behavior. The Stewardship Team assesses a range of factors that might affect the long-term financial sustainability of the companies in which we invest. The Stewardship Team’s voting guidelines, voting record, engagement priorities and reports are published on the BlackRock website at www.blackrock.com under the headings “About Us / Investment Stewardship” to provide companies, clients and the public with an indication of the corporate governance matters of most importance to the Stewardship Team, including compensation matters, and how it might vote on key items. Annually, the Stewardship Team reviews its proxy voting policies in light of corporate governance and proxy voting trends and its experience engaging with companies to seek to ensure its policies continue to reflect governance practices that protect the economic interests of our clients. Periodically, the Stewardship Team benchmarks its voting guidelines against those of peers and proxy advisors to check relevance, understand relative positioning, and identify market developments.

The Stewardship Team’s publication “Our Approach to Executive Compensation”, which is available at www.blackrock.com under the headings “About Us / Investment Stewardship / Guidelines, Reports and Position Papers”, describes in significant detail the Stewardship Team’s approach to executive compensation. As noted in the publication, the Stewardship Team expects companies to set out a compensation policy reflecting their strategic objectives and linking executive rewards to building shareholder value over time. The publication does not set forth a prescriptive position on structure, performance metrics or level of payouts. The publication and the voting guidelines do not state that the Stewardship Team will vote against compensation policies in all instances when the Stewardship Team determines that compensation is excessive as the Proponent suggests, nor is that the Stewardship Team’s approach to optimizing its engagement efforts.

When the Stewardship Team has concerns about a company’s compensation policies or practices, it will generally first identify its concerns to management or the board of such company, and encourage change rather than vote against compensation. If the company chooses not to engage, or should the Stewardship Team consider management’s or the board’s explanations on compensation outcomes unacceptable, the Stewardship Team will consider voting against compensation and against the re-election of the compensation committee members, who ultimately are responsible for determining the appropriate level of executive pay.

In 2016 BlackRock voted against “Say on Pay” proposals and/or directors on the compensation committee at approximately 20% of the top 50 companies identified by Equilar[1] as having the highest paid CEOs in the United States. In several of those cases where we voted against members of the Compensation Committee, “Say on Pay” was not up for a shareholder vote.

BLACKROCK, INC. 2017 PROXY STATEMENT    79

1	http://www.equilar.com/reports/38-2-new-york-times-200-highest-paid-ceos-2016.html

Item 5 Shareholder Proposal — Proxy Voting Record on Executive Compensation ● The Board’s Statement in Opposition

We received a nearly identical proposal from the Proponent last year. We engaged with the Proponent prior to last year’s annual meeting and in advance of this year’s meeting. We also engaged with many of our other shareholders prior to last year’s annual meeting and will do so again in advance of this year’s meeting. At our annual meeting last year nearly 133 million votes, representing over 95% of the votes cast, were cast against the Proponent’s proposal.

We do not believe that additional reporting on the Stewardship Team’s approach to compensation policies is warranted or would add value to our shareholders’ understanding of the Stewardship Team’s approach to compensation. We are also concerned that the shareholder proposal, if implemented, would place undue emphasis on the voting record of the Stewardship Team and jeopardize their ability to engage with companies on behalf of BlackRock’s clients. Moreover, introducing the proposed level of intrusive oversight by management or our Board over the Stewardship Team’s voting record would place undue influence on the Stewardship Team and threaten the independence of its function.

Board Recommendation

For the reasons stated above, the Board of Directors unanimously recommends that you vote “AGAINST” the shareholder proposal.

80    BLACKROCK, INC. 2017 PROXY STATEMENT

Item 6

Shareholder Proposal —

Production of an Annual Report on Certain Trade Association and Lobbying Expenditures

The American Federation of Labor and Congress of Industrial Organizations (“AFL-CIO”), 815 16th St. NW, Washington DC 20006, the holder of 72 shares of common stock, has advised us that it intends to introduce the following resolution:

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our company’s lobbying is consistent with BlackRock’s expressed goals and in the best interests of shareholders.

Resolved, the shareholders of BlackRock request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by BlackRock used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	BlackRock’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which BlackRock is a member. Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels. The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in BlackRock’s use of corporate funds to influence legislation and regulation. Transparent reporting of all lobbying activity will reveal whether company assets are being used for objectives contrary to BlackRock’s long-term interests.

According to the Center for Responsive Politics, BlackRock spent approximately $2.5 million dollars annually on federal lobbying expenditures in 2014 and 2015 (https://www.opensecrets.org/lobby/clientsum.php?id=D000021872). These figures do not include lobbying expenditures to influence legislation in states or countries where BlackRock operates and disclosure requirements are uneven or absent. In addition, BlackRock does not disclose the dollar amounts of its payments to trade associations or the amounts used by these trade associations for lobbying.

For these reasons, we urge you to vote FOR this proposal.

BLACKROCK, INC. 2017 PROXY STATEMENT    81

Item 6 Shareholder Proposal — Production of an Annual Report on Certain Trade Association and Lobbying Expenditures ● The Board’s Statement in Opposition

The Board’s Statement in Opposition

The Board believes that the actions requested by the Proponent are unnecessary and not in the best interests of our shareholders and unanimously recommends that you vote “AGAINST” this proposal for the following reasons:

Summary

We believe that advocating for public policies that increase financial transparency, protect investors and facilitate responsible growth of capital markets is an important part of our responsibilities to our shareholders and clients. We provide extensive disclosure of our public policy engagement efforts, political activities and the decision-making and oversight associated with these efforts and activities on our website. The comment letters we file, policy papers published through our ViewPoints series and our Public Policy Engagement and Political Participation Policies statement can all be found on our website at https://www.blackrock.com/corporate/en-us/insights/public-policy/public-policy-engagement-and-political-activities-policies. We are also compliant with all lobbying and political contribution disclosure rules and regulations.

We review our public disclosure on our public policy engagements and political activities at least annually to ensure it accurately reflects our activities and policies and provides our shareholders with a clear understanding of our priorities. As part of our process we consider feedback from our shareholders and other stakeholders. Last fall and prior to our engagement with the proponent, we updated our disclosure to make clear that the contributions made by BlackRock’s political action committee were made without regard to the private political preferences of management and that we have compliance processes in place to ensure political activities at BlackRock are conducted in accordance with our policies and applicable law and regulations. We engaged extensively with this year’s proponent on the issues raised in its proposal and made additional enhancements and improvements to our disclosures as a result of this cooperative dialogue. These additional enhancements included identifying the principal trade associations in which we actively participate and providing links directly on our website to government websites reporting our federal lobbying activities and political contributions made by BlackRock’s political action committee.

We believe that our enhanced disclosures are responsive to the request made in the proposal. A report beyond what has been published on our website and required in our public filings would impose a significant additional administrative burden on the Company, but provide minimal additional information of value to BlackRock’s shareholders. As a result, we believe that adoption of the proposal is unnecessary and not in the best interest of BlackRock or our shareholders.

As detailed in our statement of Public Policy Engagement and Political Participation Policies on our website, BlackRock is committed to:

Full Transparency of Positions:

•    BlackRock comments on public policy topics through its ViewPoints publications, and comment letters and consultation responses to policy makers, which are available on the Company’s website.

Effective Oversight and Governance:

•    The head of BlackRock’s Government Relations and Public Policy team attends meetings of the Board’s Risk Committee and keeps Directors apprised of, and engaged in, the Company’s legislative and regulatory priorities and advocacy initiatives.

•    BlackRock’s Government Relations and Public Policy team coordinates the Company’s engagement with policy makers and advocacy on public policy issues.

82    BLACKROCK, INC. 2017 PROXY STATEMENT

Item 6 Shareholder Proposal — Production of an Annual Report on Certain Trade Association and Lobbying Expenditures ● The Board’s Statement in Opposition

•    The Government Relations and Public Policy team works closely with the Company’s business and legal teams to identify legislative and regulatory priorities that will protect investors, increase shareholder value and facilitate responsible economic growth.

•    As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets.

•    BlackRock’s efforts are generally focused at the national level, rather than at a state-specific level.

•    As part of BlackRock’s engagement in the public policy process, the Company participates in a number of trade organizations and industry groups, examples of which are publicly disclosed.

Full Compliance with Restrictions on Political Contributions, and Filing and

Disclosure Obligations:

•    In compliance with federal regulations, as well as applicable state and local law, BlackRock does not contribute corporate funds to federal, state or local candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code.

•    Although permitted under federal law, BlackRock does not spend corporate funds directly on independent expenditures, including electioneering communications.

•    BlackRock’s political action committee is funded voluntarily by employees and its contributions are publicly disclosed to the Federal Election Commission.

•    BlackRock publicly discloses all U.S. federal lobbying costs and the issues to which our lobbying efforts relate, on a quarterly basis, as required under the Lobbying Disclosure Act. BlackRock also makes such disclosures at the state or local level to the extent required to do so under applicable lobbying laws.

Board Recommendation

For the reasons stated above, the Board of Directors unanimously recommends that you vote “AGAINST” the shareholder proposal.

BLACKROCK, INC. 2017 PROXY STATEMENT    83

Annual Meeting Information

Questions and Answers about the Annual Meeting and Voting

Who is entitled to vote?

Holders of record of BlackRock common stock at the close of business on March 30, 2017 are entitled to receive notice and to vote their shares of BlackRock common stock at the 2017 Annual Meeting of Shareholders. As of March 30, 2017, 161,792,947 shares of BlackRock’s common stock, par value $0.01 per share, were outstanding. Holders are entitled to one vote per share.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and can be made available beginning 10 days prior to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 55 East 52nd Street, New York, New York 10055, by writing to the Corporate Secretary of BlackRock at: c/o Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

How do I vote and what are the voting deadlines?

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 24, 2017 by calling the toll-free telephone number on the attached proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 24, 2017 by accessing the website listed on the Notice of Internet Availability of Proxy Materials and your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 24, 2017.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

84    BLACKROCK, INC. 2017 PROXY STATEMENT

Annual Meeting Information ● Questions and Answers about the Annual Meeting and Voting

What is required to attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were, or you hold a valid legal proxy naming you to act as a representative for, a holder of BlackRock common stock at the close of business on March 30, 2017. Shareholders, or their valid legal proxies, planning to attend the Annual Meeting in person must request an admission ticket in advance of the Annual Meeting by visiting www.proxyvote.com and following the instructions provided (you will need the 16-digit “control” number included on your proxy card, voter instruction or form of notice). Tickets will be issued to registered and beneficial owners. Requests for admission tickets will be processed in the order they are received and must be requested no later than May 24, 2017. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. In addition to your admission ticket, please bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card or passport, to gain entry to the Annual Meeting. If you were the beneficial owner of shares held in the name of a bank, broker or other holder of record, you or your representative must also bring proof of your stock ownership as of the close of business on March 30, 2017, such as an account statement or similar evidence of ownership. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. If you are unable to provide valid photo identification or if we are unable to validate that you were a shareholder (or that you are authorized to act as a legal proxy for a shareholder) or you cannot comply with the other procedures outlined above for attending the Annual Meeting in person, we will not be able to admit you to the Annual Meeting.

In the event you submit your proxy and you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How will voting on any other business be conducted?

If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other business to be raised at the Annual Meeting.

May I revoke my vote?

Proxies may be revoked at any time before they are exercised by:

•	written notice to the Corporate Secretary of BlackRock;

•	submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 24, 2017;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.

BLACKROCK, INC. 2017 PROXY STATEMENT    85

Annual Meeting Information ● Questions and Answers about the Annual Meeting and Voting

What is the effect of a broker non-vote or abstention?

Abstentions and broker “non-votes”, if any, are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the NYSE. The election of directors, approval of NEO compensation, approval of the frequency of future advisory votes on executive compensation and the shareholder proposals are not deemed “routine” by the NYSE and nominees have no discretionary voting power for these matters. The ratification of the appointment of an independent registered accounting firm is deemed a “routine” matter on which nominees have discretionary voting power.

What vote is required in order to approve each of the proposals?

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 18 director nominees and one vote on each other matter. Directors receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) will be elected as a director. Abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the Item 1 vote to elect directors. A majority of the votes of shares of common stock represented and entitled to vote at the Annual Meeting is required for Item 2, the approval of NEO compensation, Item 4, the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the 2017 fiscal year and Items 5 and 6, the approval of the shareholder proposals. Abstentions will be treated as a vote “against” and “broker non-votes” will have no effect on such matters. The frequency of the advisory vote on executive compensation, Item 3, receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by shareholders. Abstentions and broker “non-votes” will therefore have no effect on that vote.

Who will count the votes and how can I find the results of the Annual Meeting?

Broadridge Financial Solutions, our independent tabulating agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.

Important Additional Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Multiple Shareholders Sharing the Same Mailing Address or “Householding”

In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple shareholders sharing a mailing address. This delivery method, called “householding”, will not be used if we receive contrary instructions from one or more of the shareholders sharing a mailing address. If your household has received only one such copy, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any shareholder who sends a written request to the Corporate Secretary at the address provided in the Notice of 2017 Annual Meeting of Shareholders.

You may also notify us that you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to the Corporate Secretary. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

86    BLACKROCK, INC. 2017 PROXY STATEMENT

Annual Meeting Information ● Important Additional Information

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Confidentiality of Voting

BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions to examine these documents. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.

Available Information

BlackRock makes available free of charge through its website at www.blackrock.com, under the headings “Our Firm / Investor Relations / SEC Filings”, its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.

BlackRock will provide, without charge to each shareholder upon written request, a copy of BlackRock’s Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to those reports.

Written requests for copies can be made by:

Mail: Corporate Secretary of BlackRock, 55 East 52nd Street, New York, New York 10055
Telephone: (212) 810-5300

Email: invrel@blackrock.com

Copies may also be accessed electronically by means of the SEC homepage on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2016 is not part of the proxy solicitation materials.

Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Proposals to be Considered for Inclusion in BlackRock’s Proxy Materials

Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2018 Annual Meeting must submit their proposals to BlackRock’s Corporate Secretary on or before December 14, 2017.

Director Nominations for Inclusion in BlackRock’s Proxy Materials (Proxy Access)

A shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our Bylaws may nominate and include in BlackRock’s proxy materials director nominees constituting up to 25% of our Board. Notice of a proxy access nomination for consideration at our 2018 Annual Meeting must be received no later than December 14, 2017 and no earlier than November 14, 2017.

BLACKROCK, INC. 2017 PROXY STATEMENT    87

Annual Meeting Information ● Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Other Proposals and Nominations

Apart from the Exchange Act Rule 14a-8 and our proxy access bylaw that address the inclusion of shareholder proposals or shareholder nominees in our proxy materials, under our Bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2018 Annual Meeting:

•	not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of shareholders; or

•	not later than 10 days following the day on which notice of the date of the annual meeting was mailed to shareholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 30 days before or after the anniversary date of the immediately preceding annual meeting.

Assuming that our 2018 Annual Meeting is held within 30 days of the anniversary of the 2017 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2018 Annual Meeting by December 14, 2017 and no earlier than November 14, 2017.

Additional Requirements

Under our Bylaws, any notice of proposed business must include a description of the business and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice of a nomination or a proxy access nomination must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected.

BlackRock’s Bylaws specifying the advance notice requirements for proposing business or nominations, and for proposing proxy access nominations, are available on BlackRock’s website at www.blackrock.com under the heading “Investor Relations”.

Address to Submit Proposals and Nominations

In each case, proxy proposals, proxy access nominations and nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary of BlackRock, 55 East 52nd Street, New York, New York 10055.

Other Matters

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

R. Andrew Dickson III

Corporate Secretary

88    BLACKROCK, INC. 2017 PROXY STATEMENT

Annex A:

Non-GAAP Reconciliation

Non-GAAP Financial Measures

BlackRock reports its financial results in accordance with GAAP; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted:

Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

(in millions)	2016	2015	2014
Operating income, GAAP basis	$4,570	$4,664	$4,474
Non-GAAP expense adjustments:
Restructuring charge	76	—	—
PNC LTIP funding obligation	28	30	32
Compensation expense related to appreciation (depreciation) on deferred compensation plans	—	1	7
Reduction of indemnification asset	—	—	50
Operating income, as adjusted	4,674	4,695	4,563
Product launch costs and commissions	—	5	11
Operating income used for operating margin measurement	$4,674	$4,700	$4,574
Revenue, GAAP basis	$11,155	$11,401	$11,081
Non-GAAP adjustments:
Distribution and servicing costs	(429)	(409)	(364)
Amortization of deferred sales commissions	(34)	(48)	(56)
Revenue used for operating margin measurement	$10,692	$10,944	$10,661
Operating margin, GAAP basis	41.0%	40.9%	40.4%
Operating margin, as adjusted	43.7%	42.9%	42.9%

BLACKROCK, INC. 2017 PROXY STATEMENT    A-1

Non-GAAP Reconciliation ● Non-GAAP Financial Measures

•	Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded, as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense). In 2016, a restructuring charge primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards has been excluded to provide more meaningful analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented. In 2014, general and administration expense relating to the reduction of an indemnification asset has been excluded since it is directly offset by a tax benefit of the same amount and, consequently, does not impact BlackRock’s book value.

•	Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

     Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products. In addition, management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Compensation and benefits expense-to-revenue ratio, as adjusted:

(in millions)	2016	2015	2014
Employee compensation and benefits, GAAP basis	$3,880	$4,005	$3,829
Less Non-GAAP expense adjustments:
PNC LTIP funding obligation	28	30	32
Compensation expense related to appreciation (depreciation) on deferred compensation plans	—	1	7
Employee compensation and benefits, as adjusted	$3,852	$3,974	$3,790
Revenue, GAAP basis	$11,155	$11,401	$11,081
Compensation and benefits expense-to-revenue ratio, GAAP basis	34.8%	35.1%	34.6%
Compensation and benefits expense-to-revenue ratio, as adjusted	34.5%	34.9%	34.2%

•	Employee compensation and benefits, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded, as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

•	Compensation and benefits expense-to-revenue ratio, as adjusted, is equal to Employee compensation and benefits, as adjusted, divided by Revenue, GAAP basis.

A-2    BLACKROCK, INC. 2017 PROXY STATEMENT

Non-GAAP Reconciliation ● Non-GAAP Financial Measures

(3) Net income attributable to BlackRock, as adjusted:

(in millions, except per share data)	2016	2015	2014
Net income attributable to BlackRock, GAAP basis	$3,172	$3,345	$3,294
Non-GAAP adjustments:
Restructuring charge (including $23 tax benefit)	53	—	—
PNC LTIP funding obligation, net of tax	19	22	25
Income tax matters	(30)	(54)	(9)
Net income attributable to BlackRock, as adjusted	$3,214	$3,313	$3,310
Diluted weighted-average common shares outstanding(1)	166.6	169.0	171.1
Diluted earnings per common share, GAAP basis(1)	$19.04	$19.79	$19.25
Diluted earnings per common share, as adjusted(1)	$19.29	$19.60	$19.34

(1)	Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, as adjusted divided by diluted weighted average common shares outstanding.

BLACKROCK, INC. 2017 PROXY STATEMENT    A-3

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BlackRock
Responsibility

Ensuring the long-term sustainability of our firm, our clients’ investments and the communities where we live and work.

Corporate sustainability

Human capital Our long-term sustainability depends on our people. We foster a unifying culture, develop and recruit the best talent, encourage innovation and promote inclusion and diversity.

Corporate governance

Our corporate governance framework is a set of principles, guidelines and practices that support sustainable financial performance and long- term value creation for our shareholders.

Environmental sustainability

As a company that operates globally, we’re deliberate in our commitment to using our resources responsibly. We actively pursue effective ways to reduce or offset our environmental impact.

Ethics & integrity We conduct business in the highest ethical and professional manner. Our principles and programs are designed to guide employees, officers and directors in their day-to-day business.

Inclusion & diversity

Inclusion and diversity are key to our success. We seek to fully leverage our diverse backgrounds and insights to inspire innovation, challenge the status quo and create better outcomes for our clients and employees.

Health & safety Our people are our greatest asset. BlackRock is committed to providing a safe and healthy working environment for all employees within and beyond our office space.

Responsible investing

Investment stewardship

On behalf of our clients, our dedicated team engages with companies and we vote proxies to encourage business and management practices that support sustainable financial performance over the long-term.

Sustainable investing platform

Our sustainable investing platform provides our clients with the opportunity to take a proactive approach to investments that target social and environmental objectives in addition to financial returns.

Public policy

BlackRock advocates for public policies that are in our investors’ long-term best interests. The work we’re doing supports the creation of regulatory regimes that promote sound capital markets.

BLACKROCK®

Our Principles

We are a fiduciary to our clients.

We are passionate about performance.

We are innovators.

We are one BlackRock.

BlackRock’s mission is to create a better financial future for our clients. As we pursue this mission, we are guided by BlackRock’s Principles — that is, our shared understanding of who we are, what we stand for and how we conduct ourselves each and every day.

BlackRock, Inc.

55 East 52nd Street,

New York, New York 10055

blackrock.com

BLACKROCK, INC. 55 EAST 52ND STREET NEW YORK, NEW YORK 10055
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER MATERIALS
If you would like to reduce the costs incurred by BlackRock, Inc. in mailing proxy materials, you can consent to receive all future Proxy Statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
SHAREHOLDER MEETING REGISTRATION:
To request an admission ticket to attend the meeting, visit the “Register for Meeting” link at www.proxyvote.com and provide the 16-digit control number located on your proxy card. You must have an admissions ticket to attend the meeting. You must request an admission ticket by 11:59 p.m. Eastern Time on May 24, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25737-P91601                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED, DATED AND RETURNED.

BLACKROCK, INC.
A. The Board of Directors recommends a vote FOR all nominees, FOR Item 2, ONE YEAR for Item 3 and FOR Item 4.

1.	Election of Directors	For	Against	Abstain

Nominees:

	1a. Abdlatif Yousef Al-Hamad	☐	☐	☐

	1b. Mathis Cabiallavetta	☐	☐	☐

	1c. Pamela Daley	☐	☐	☐

	1d. William S. Demchak	☐	☐	☐

	1e. Jessica P. Einhorn	☐	☐	☐

	1f. Laurence D. Fink	☐	☐	☐

	1g. Fabrizio Freda	☐	☐	☐

	1h. Murry S. Gerber	☐	☐	☐

	1i. James Grosfeld	☐	☐	☐

	1j. Robert S. Kapito	☐	☐	☐

	1k. Sir Deryck Maughan	☐	☐	☐

	1l. Cheryl D. Mills	☐	☐	☐

	1m. Gordon M. Nixon	☐	☐	☐

	1n. Charles H. Robbins	☐	☐	☐

	1o. Ivan G. Seidenberg	☐	☐	☐

	1p. Marco Antonio Slim Domit	☐	☐	☐

	1q. John S. Varley	☐	☐	☐

	1r. Susan L. Wagner	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

			For	Against	Abstain

2.	Approval, in a non-binding advisory vote, of the compensation for named executive officers.		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	Recommendation, in a non-binding advisory vote, on the frequency of future executive compensation advisory votes.	☐	☐	☐	☐

			For	Against	Abstain

4.	Ratification of the appointment of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2017.		☐	☐	☐

B.	Shareholder Proposals - The Board of Directors recommends a vote AGAINST Item 5 and Item 6.		For	Against	Abstain

5.	A shareholder proposal regarding proxy voting record on executive compensation.		☐	☐	☐

6.	A shareholder proposal regarding production of an annual report on certain trade association and lobbying expenditures.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered shareholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, ONE YEAR for Item 3, FOR Item 4 and AGAINST Item 5 and Item 6, and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

V.1.1

BLACKROCK, INC.

2017 ANNUAL MEETING OF SHAREHOLDERS

May 25, 2017

8:00 AM, local time

The Lotte New York Palace Hotel

455 Madison Avenue

New York, New York 10022

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 24, 2017.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E25738-P91601

PROXY

FOR ANNUAL MEETING OF SHAREHOLDERS

BLACKROCK, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gary S. Shedlin and R. Andrew Dickson III, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of March 30, 2017, at the 2017 Annual Meeting of Shareholders to be held on May 25, 2017, beginning at 8:00 AM, local time, at The Lotte New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, ONE YEAR for Item 3, FOR Item 4, AGAINST Item 5 and AGAINST Item 6.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the “RSP”), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1